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Exhibit 10.3

OFFICE LEASE

BY AND BETWEEN

MISSION TOWERS, LLC,
a Delaware limited liability company,
as Landlord

and

WITNESS SYSTEMS, INC.,
a Delaware corporation,
as Tenant

For Premises in Suite 500,
3979 Freedom Circle Drive,
Santa Clara, California

i

OFFICE LEASE

        THIS OFFICE LEASE ("Lease") is entered and dated for reference purposes only as February     , 2005, by and between "Landlord" and "Tenant" (as such terms are defined below).

ARTICLE 1
SALIENT LEASE TERMS

        In addition to the terms defined throughout this Lease, the following salient terms shall have the following meanings when referred to in this Lease:

1.1	Rent Payment Address:	Divco West Property Services, LLC 100 Park Center Plaza, Suite 425 San Jose, California 95113
1.2	"Landlord" and Notice Address:	Mission Towers, LLC, c/o Divco West Property Services, LLC 100 Park Center Plaza, Suite 425 San Jose, California 95113 Attention: Property Manager
With a copy to:
Divco West Property Services, LLC 400 Hamilton Avenue, Fourth Floor Palo Alto, California 94301-1833 Attention: Asset Manager
1.3	"Tenant" and Notice Address:	Witness Systems, Inc. 300 Colonial Center Parkway Roswell, Georgia 30076 Attention: Ms. Carolyn Arnason
With a copy to:
Morris, Manning & Martin, LLP 3343 Peachtree Road, N.E. Atlanta, Georgia 30326 Attention: John Yates, Esq.
With a copy to:
DLA Piper Rudnick Gray Cary US LLP 2000 University Avenue East Palo Alto, California 94303-2248 Attention: James E. Anderson, Esq.
1.4	"Premises":	Suite 500, 3979 Freedom Circle Drive, Santa Clara, California, comprising approximately 24,907 square feet of Rentable Area on Floor 5 of the Building, as outlined in Exhibit B attached hereto.
1.5	"Building":
That building located at 3979 Freedom Circle Drive, Santa Clara, California, containing approximately 283,132 square feet of Rentable Area, which shall be deemed the actual square footage of Rentable Area in the Building.

1.6	"Complex":
		The Parking Garage (hereinafter defined), the Building, the parcel of land that contains the Building, and the Common Areas (hereinafter defined), all as generally outlined in Exhibit A attached hereto.
1.7	"Term":	Sixty and one-half (60 1/2) months following the Commencement Date.
1.8	"Minimum Monthly Rent":	(A)	Period	Rate	Minimum Monthly Rent
			The first seven (7) months	$0.00	$0.00
			The next following seventeen and one half (171/2) months	$1.35	$33,624.45
			The next following twelve (12) months	$1.45	$36,115.15
			The next following twelve (12) months	$1.55	$38,605.85
			The next following twelve (12) months	$1.65	$41,096.55
		(B)	Advance Rent:		$46,327.02
1.9	"Security Deposit":	Forty Thousand Dollars ($40,000.00)
1.10	"Permitted Use":	The Premises shall be used solely for general office and administration, but for no other use.
1.11	Proportionate Share:
		Tenant's initial Proportionate Share is 8.80% based on the ratio that the Rentable Area of the Premises (i.e., 24,907 square feet) bears to the Rentable Area of the Building (i.e., 283,132 square feet).
1.12	"Brokers":	Cornish & Carey Commercial, representing Landlord Colliers International, representing Tenant
1.13	"Reciprocal Easement Agreement":
		That Amended and Restated Easement Agreement dated as of July 7, 2003, and recorded July 8, 2003 in the Official Records of Santa Clara County, California as Document No. 17164202, as the same may be amended from time to time.
1.14	Parking Allocation:	94 parking spaces.

1.15	Tenant Improvement Allowance:	Two Hundred Thousand Dollars ($200,000.00)
1.16	Contents:	Included as part of this Lease are the following Exhibits and addenda which are attached hereto and incorporated herein by this reference:
Exhibits:	A	—	Plan of the Complex
	B	—	Floor Plan of the Premises
	C	—	Work Letter
	D	—	Acknowledgment of Commencement Date and Minimum Monthly Rent Schedule
	E	—	Rules & Regulations

ARTICLE 2
ADDITIONAL DEFINITIONS

        The terms defined in this Article 2 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified, unless expressly stated otherwise.

        "Commencement Date" shall mean the earlier of (a) the date by which the Tenant Improvements to be constructed by Tenant pursuant to Exhibit C have been "Substantially Completed" (as such term is defined in Exhibit C attached hereto), or (b) the date Tenant occupies the Premises for the purpose of conducting business therein; provided, however, that such possession shall not include Tenant's Pre-Term Possession pursuant to Section 4.3, or (c) April 15, 2005.

        "Common Areas" shall mean all areas and facilities outside the Premises within the exterior boundaries of the parcel of land containing the Building of which the Premises form a part, together with the exterior plaza and access areas within the Complex, all as provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of Landlord having the common use of such areas, and their respective authorized representatives and invitees. Common Areas include, without limitation, corridors, stairways, elevator shafts, janitor rooms in the Building, the Parking Garage, the driveways and landscaped areas in the Complex as generally outlined on Exhibit A attached hereto. Exhibit A is tentative and Landlord reserves the right to make alterations thereto from time to time.

        "Insurance Costs" shall mean all premiums and costs and expenses for all policies of insurance which may be obtained by Landlord in its discretion for (a) the Premises, the Building, the Parking Garage and the Common Areas of the Complex, and any blanket policies, covering damage thereto and loss of rents caused by fire and other perils Landlord elects to cover, including, without limitation, coverage for earthquakes and floods, (b) commercial general liability insurance for the benefit of Landlord and its designees, (c) such other coverage Landlord elects to obtain for the Premises, the Building and/or the Common Areas of the Complex, including, without limitation, coverage for environmental liability and losses, and (d) such insurance premiums charged to Landlord under the Reciprocal Easement Agreement.

        "Lease Year" means any calendar year, or portion thereof, following the commencement hereof, the whole or any part of which period is included within the Term.

        "Tenant Improvements" shall mean the tenant improvements, if any, to be constructed pursuant to Exhibit C attached hereto.

        "Operating Costs" means all expenses, costs and disbursements of any kind other than Taxes and Insurance Costs paid, incurred or payable by Landlord, or others on behalf of Landlord, in connection with the ownership, management, operation, maintenance and repair and other related activities in connection with any part of the Building and the Common Areas of the Complex and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, in accordance with Landlord's standard accounting procedures. Operating Costs shall include, but not be limited to, the aggregate of the amount paid for:

           (1)  all gas, electric, water, sewers, oil and other utilities, including any surcharges, imposed, serving the Building and the Common Areas of the Complex;

           (2)  painting for the Building and the Common Areas of the Complex; managerial and administrative expenses;

           (3)  the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Building and/or the Common Areas of the Complex;

           (4)  the amount paid or payable for all supplies occasioned by everyday wear and tear;

           (5)  the costs of window and exterior wall cleaning of the Building and the Common Areas of the Complex; and the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Complex, or any portion thereof;

           (6)  the cost of accounting services necessary to compute the rents and charges payable by Tenants and keep the books of the Building and the Common Areas of the Complex;

           (7)  fees relating to management for office rent, supplies, equipment, salaries, wages, payroll tax, workers compensation, disability insurance, bonuses and other compensation (including fringe benefits, vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the management, operation, repair, or maintenance of the Building and/or the Common Areas of the Complex;

           (8)  fees for legal, accounting (including, without limitation, any outside audit as Landlord may elect in its sole and absolute discretion), inspection and consulting services;

           (9)  the cost of porters, guards and other protection services;

         (10)  the cost of establishing and maintaining the Building's directory board;

         (11)  payments for general maintenance and repairs to the plant and equipment, including supplying climate control to the Building and the Common Areas of the Complex;

         (12)  the cost of supplying all services pursuant to Article 11 hereof to the extent such services are not paid by individual tenants;

         (13)  the cost for the repair and replacement of all maintenance and cleaning equipment and master utility meters and of the costs incurred for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Building and the Common Areas of the Complex;

         (14)  all assessments, costs and charges payable by Landlord under the Reciprocal Easement Agreement, and all community association dues, assessments and charges and property owners' association dues, assessments and charges which may be imposed upon Landlord by virtue of any recorded instrument affecting title to the Building;

         (15)  all costs to upgrade, improve or change the utility, efficiency or capacity of any utility or telecommunication system serving the Building and the Common Areas of the Complex;

         (16)  the repair and replacement, resurfacing and/or repaving of any paved areas, curbs or gutters within the Building or the Common Areas of the Complex;

         (17)  the repair and replacement of any equipment or facilities serving or located within the Complex; and

         (18)  the cost of any capital repairs, improvements and replacements made by the Landlord to the Building or the Common Areas of the Complex ("Capital Costs"). However, Capital Costs shall be includable in Operating Costs each year only to the extent of that fraction allocable to the year in question calculated by amortizing such Capital Cost over the reasonably useful life of the improvement resulting therefrom, as determined by Landlord in its good faith discretion, with interest on the unamortized balance at the higher of (i) ten percent (10%) per annum; or (ii) the interest rate as may have been paid by Landlord for the funds borrowed for the purpose of performing the work for which the Capital Costs have been expended, but in no event to exceed the highest rate permissible by law.

         (19)  the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Costs, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program;

          Operating Costs shall not include the following:

             (1)  legal expenses incurred expressly for negotiating a lease with a particular tenant, or as a result of a default of a specific tenant.

             (2)  costs of installing leasehold improvements in leasable space for tenants or occupants or prospective tenants or occupants of the Building;

             (3)  real estate brokers' leasing commissions;

             (4)  legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

             (5)  any cost or expenditure to the extent Landlord is reimbursed, by insurance proceeds, condemnation awards, warranties, guaranties, other third parties (including tenants) or otherwise;

             (6)  depreciation or amortization of the Building or its contents or components, except to the extent of amortization of Capital Costs as provided above;

             (7)  legal expenses incurred in enforcing the terms of any other lease at the Building;

             (8)  any bad debt loss, rent loss, or reserve for bad debt or rent loss;

             (9)  sums paid to subsidiaries or other affiliates of Landlord for services on or to the Property, the Building and/or the Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

           (10)  any fines, penalties or interest resulting from the negligence or willful misconduct of Landlord or its agents, contractors, or employees;

           (11)  advertising and promotional expenditures;

           (12)  wages, salaries or other compensation paid or the cost of benefits provided to asset managers, leasing agents, promotional directors, officers, directors, and executives of Landlord that are above the rank of property manager;

           (13)  principal, interest, points and other fees on any mortgage financing encumbering the Project, and rentals on any ground lease affecting the Project;

           (14)  costs incurred by Landlord in connection with Landlord's obligations in Section 10.1 below;

           (15)  property management fees (it being understood that Tenant shall pay a management recovery fee as set forth in Section 6.1 below);

           (16)  costs incurred by Landlord in remediating any contamination by Hazardous Materials; provided, however, that nothing contained in this subparagraph shall be deemed to limit, modify or otherwise affect any other obligations of Tenant under this Lease; or

           (17)  the cost of correcting defects in the original design and construction of the Complex (including the Building), including any non-compliance with any governmental law, ordinance, regulation or mandate which non-compliance existed at the time of Tenant's initial occupancy of the Premises.

        "Parking Garage" means the parking structure, fixtures and other improvements now located on the Complex as generally depicted in Exhibit Aattached hereto. The Parking Garage is located on land not owned by Landlord, but such land and the Parking Garage are subject to the Reciprocal Easement Agreement.

        "Proportionate Share" shall be that fraction (converted to a percentage) the numerator of which is the Rentable Area (hereinafter defined) of the Premises and the denominator of which is the Rentable Area of the Building. Tenant's Proportionate Share as of the commencement of the Term hereof is specified in Section 1.11. Said Proportionate Share shall be recalculated by Landlord as may be required effective as at the commencement of any period to which the calculation is applicable in this Lease. Notwithstanding the preceding provisions of this Section, Tenant's Proportionate Share as to certain expenses may be calculated differently to yield a higher percentage share for Tenant as to certain expenses in the event Landlord permits other tenants in the Building to directly incur such expenses rather than have Landlord incur the expense in common for the Building (such as, by way of illustration, wherein a tenant performs its own janitorial services). In such case Tenant's proportionate share of the applicable expense shall be calculated as having as its denominator the Rentable Area of all floors rentable to tenants in the Building less the Rentable Area of tenants who have incurred such expense directly. In any case in which Tenant, with Landlord's consent, incurs such expenses directly, Tenant's proportionate share will be calculated specially so that expenses of the same character which are incurred by Landlord for the benefit of other tenants in the Building shall not be prorated to Tenant. Nothing herein shall imply that Landlord will permit Tenant or any other tenant of the Building to incur any Operating Costs. Any such permission shall be in the sole discretion of the Landlord, which Landlord may grant or withhold in its arbitrary judgment.

        "Real Estate Taxes" or "Taxes" shall mean and include all general and special taxes, assessments, fees of every kind and nature, duties and levies, charged and levied upon or assessed by any governmental authority against the parcel containing the Building and all other improvements on such parcel, including the various estates in such parcel and the Building and improvements thereon, any leasehold improvements, fixtures, installations, additions and equipment, whether owned by Landlord or Tenant or any other tenant; except that it shall exclude any taxes of the kind covered by Section 6.1 hereof. Further included in the definition of Taxes herein shall be general and special assessments, license fees, commercial rental tax, levy, or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Building, the Common Areas or the Complex, or, as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Premises, the Building, parcel or the Complex, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant, of the Premises, the Building, parcel or any portion thereof or the Complex, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes.

        Taxes shall also include the amount of Taxes payable by Landlord under the Reciprocal Easement Agreement for the Parking Garage the parcel of land that contains the Parking Garage.

        Taxes shall also include the reasonable cost to Landlord of contesting the amount, validity, or the applicability of any Taxes. If at any time during the Term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy, business tax, fee, permit or other charge, or on or measured by the Rents received therefrom, then such new or altered taxes, regardless of their nature, which are attributable to the land, the Building, the Common Areas or to other improvements on the land shall be deemed to be included within the term Real Estate Taxes or Taxes for purposes of this Section, whether in substitution for, or in addition to any other Real Estate Taxes or Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Landlord. With respect to any general or special assessments which may be levied upon or against the Premises, the Building, the Common Areas or the underlying realty, or which may be evidenced by improvement or other bonds, and may be paid in annual or semi-annual installments, only the amount of such installment, prorated for any partial year, and statutory interest shall be included within the computation of Taxes for which Tenant is responsible hereunder.

        Notwithstanding anything to the contrary contained in the foregoing definition of Real Estate Taxes, Tenant shall not be responsible or liable for the payment of (a) any state or federal income taxes assessed against Landlord, (b) any estate, succession or inheritance taxes of Landlord, (c) corporation franchise taxes imposed upon the corporate owner of the fee of the Building, (d) any penalties or interest incurred by Landlord as a result of Landlord's late payment of taxes, or (e) any tax, charge or surcharge resulting from the contamination of the Complex by Hazardous Materials that were not brought onto the Complex by Tenant or its employees, agents, contractors or licensees.

        "Rent" means Minimum Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

        "Rentable Area" as used in the Lease shall be determined as follows:

          (a)    Single Tenant Floor.    As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant, Rentable Area shall be the entire area bounded by the inside surface of the exterior glass walls on such floor, including all areas used for elevator lobbies, corridors, special stairways, special elevators, restrooms, mechanical rooms, electrical rooms and telephone closets, without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant, but excluding the area contained within the interior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks, pipe shafts, and the rentable square footage described in paragraph (c) below.

          (b)    Multi-Tenant Floor.    As to each floor of the Building on which space is or will be leased to more than one tenant, Rentable Area attributable to each such lease shall be the total of (i) the entire area included within the Premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls, the exterior of all walls separating such Premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such Premises from other areas leased or to be leased to other tenants on such floors, (ii) a pro rata portion of the area within the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms, telephone closets and their enclosing walls situated on such floor and (iii) the rentable square footage described in paragraph (c) below.

          (c)    Building Load.    In any event, Rentable Area shall also include Tenant's Proportionate Share of the lobbies of the Building and Tenant's Proportionate Share of the area of the emergency equipment, fire pump equipment, electrical switching gear, telephone equipment and mail delivery facilities serving the Building.

          (d)    Deemed Square Footage.    The Rentable Area of the Premises is deemed to be the square footage set forth in Section 1.4 of this Lease as of the date hereof, and Rentable Area of the Building is deemed to be the square footage set forth in Section 1.5 hereof. From time to time at landlord's option, Landlord may re-measure the Rentable Area of the Premises and the Building and the other building on the parcel containing the Building and the other building, which determination shall be conclusive and thereon Tenant's Proportionate Share shall be adjusted accordingly.

        "Structural" as herein used shall mean any portion of the Premises, the Building or the Common Areas of the Complex which provides bearing support to any other integral member of the Premises, the Building or the Common Areas of the Complex such as the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, slabs, curtain walls, columns, beams, shafts, and other load bearing members constructed by Landlord.

ARTICLE 3
PREMISES AND COMMON AREAS

        3.1    Demising Clause.    Landlord hereby leases to Tenant, and Tenant hires from Landlord the Premises, consisting of the approximate square footage listed in the Salient Lease Terms, which the parties agree shall be deemed the actual square footage and the furniture currently existing in the Premises, all as identified in Exhibit A hereto. Such currently existing furniture (the "Furniture") shall be and remain the property of Landlord, but shall be insured by Tenant pursuant to Section 13.3 below. Tenant shall have the right to dispose of all or any portion of the Furniture during the Term, and upon such disposition by Tenant, neither Tenant nor Landlord shall have any further rights to the same; provided, however, that in the event this Lease is terminated prior to the end of the Term, Tenant shall either replace any Furniture that has been disposed of pursuant to the foregoing, or, at Landlord's option, reimburse Landlord for the replacement value of the same. The parties hereby agree that any replacement furniture purchased by Tenant shall be and remain the personal property of Tenant, unless, and to the extent the same is surrendered by Tenant in connection with an early termination of this Lease.

        3.2    Reservation.    Landlord reserves the area beneath and above the Building as well as the exterior thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Premises serving other parts of the Building and the Common Areas of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein. Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Building (excluding the Premises) or the Common Areas of the Complex and/or the address or name of the Building or any suite numbers without the consent of Tenant.

        3.3    Covenants, Conditions and Restrictions.    The parties agree that this Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record, including, without limitation, the Reciprocal Easement Agreement referred to in the Salient Lease Terms; (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the Building or the Complex (collectively, the "restrictions"). This Lease is subordinate to the restrictions and any amendments or modifications thereto.

        3.4    Common Areas.    Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Building or the Complex. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, with reasonable prior notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

          (a)    Common Areas—Changes.    Landlord shall have the right, in Landlord's sole discretion, from time to time:

             (1)  To make changes and reductions to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

             (2)  To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

             (3)  To designate other land outside the boundaries of the Building to be a part of the Common Areas;

             (4)  To add additional improvements to the Common Areas;

             (5)  To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Complex, or any portion thereof;

             (6)  To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building and the Complex as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

        In exercising any of the foregoing rights, (i) Landlord shall not prevent Tenant from having reasonable access to the Premises or the Parking Garage, and (ii) Landlord shall not take any unreasonable action that will materially and adversely affect Tenant's parking rights hereunder.

          (b)    Common Area Maintenance.    Landlord shall, in Landlord's reasonable discretion, maintain the Common Areas (subject to reimbursement pursuant to this Lease), establish and enforce reasonable rules and regulations concerning such areas, close any of the Common Areas to whatever extent required in the opinion of Landlord's counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, corridors, entrances, exits, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon. Landlord may provide security for the Common Areas, but is not obligated to do so. Under no circumstances shall Landlord be liable or responsible for any acts or omissions of any party providing any services to the Common Areas, the Building or other improvements, including, without limitation, any security service, notwithstanding anything to the contrary contained in this Lease. As of the date hereof, the owner of the Mission Tower One Building (as defined in Section 3.4(c)(1) below maintains the Parking Garage.

          (c)    Parking.    Provided that Tenant is not in Default of any term or provision of this Lease or has not vacated the Premises, Tenant is allocated and shall have the non-exclusive right on an unassigned and unreserved basis to use not more than the number of parking spaces specified in Section 1.14 hereof for use by Tenant and its directors, officers, employees, contractors, suppliers, agents, subtenants, licensees, occupants and invitees ("Tenant's Parties"), the location of which may be designated from time to time by Landlord (the "Parking Spaces"). At no time, may Tenant or any of Tenant's Parties use more than the number of Parking Spaces specified above.

            (1)    Operation.    The Parking Spaces allocated to Tenant are located in the Parking Garage. The Parking Garage is located on land that is owned by the owner of the adjacent building located at 3975 Freedom Circle Drive, Santa Clara, California ("Mission Tower One Building"). The Parking Garage is subject to the Reciprocal Easement Agreement and is operated and maintained by the owner of the Mission Tower One Building. The Parking Garage provides parking for the Building and the Mission Tower One Building.

            (2)    General Procedures.    The unreserved parking spaces hereunder may be provided on an unreserved valet parking basis. The Parking Spaces initially will not be separately identified, however Landlord reserves the right in its sole and absolute discretion to separately identify by signs or other markings the area where Tenant's Parking Spaces will be located. Landlord or the owner of the Mission Tower One Building may arrange for the Parking Garage to be operated by an independent contractor. Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such operator. Landlord shall have no obligation to monitor the use of such parking facility, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Said Parking Spaces shall be used only for parking of automobiles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks. Tenant shall comply with all rules and regulations which may be adopted by Landlord or the owner of Mission Tower One Building or the operator of the Parking Garage from time to time.

            (3)    Usage.    Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Complex designated as an exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. All trucks and delivery vehicles shall be (i) parked in area designated for such vehicles, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Complex, and (iii) permitted to remain on the Complex only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any law to limit or control parking in the Complex, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

            (4)    Identification.    If Landlord so requests, Tenant shall furnish Landlord with a list of its employees' vehicle license numbers within fifteen (15) days after taking possession of the Premises and thereafter shall notify Landlord of any changes within five (5) days after written request by Landlord. Landlord also reserves the right to implement a system requiring that all employees of Tenant attach a parking sticker or parking permit to its vehicle.

            (5)    Remedies.    Tenant acknowledges and agrees that a breach of the parking provisions by Tenant or any of Tenant's Parties may seriously interfere with Landlord's operation of the Complex and with the rights or occupancy by other tenants of the Complex and in the Mission Tower One Building. Accordingly, Landlord may suffer damages that are not readily ascertainable. Therefore, if Tenant or any of Tenant's Parties use more than the number of allocated Parking Spaces, or park other than such designated by Landlord for the Parking Spaces, or otherwise fail to comply with any of the foregoing provisions after Landlord delivers written notice to Tenant of such failure, then Landlord, in addition to any other rights or remedies available at law or in equity or under the Lease, may charge Tenant, as liquidated damages, Twenty-Five Dollars ($25.00) per day for the first such violation and Fifty Dollars ($50.00) per day for each subsequent violation, and Tenant shall pay such charge within ten (10) days after written request by Landlord. Each vehicle parked in violation of the foregoing provisions shall be deemed a separate violation. In addition, if Tenant fails to cure any such violation after receiving written notice from Landlord, Landlord may immobilize and/or tow from the Complex any vehicle parked in violation hereof, and/or attach violation stickers or notices to such vehicle. The cost to remove any such vehicle shall be paid by Tenant within ten (10) days after written request by Landlord.

ARTICLE 4
TERM AND POSSESSION

        4.1    Commencement Date.    The Term of this Lease shall commence on the Commencement Date and shall be for the term specified in Section 1.7 hereof.

        4.2    Acknowledgment of Commencement.    After Substantial Completion of the Tenant Improvements, Tenant shall execute a written acknowledgment of the date of commencement and Minimum Monthly Rent schedule in the form attached hereto as Exhibit D, and by this reference it shall be incorporated herein. The failure of Tenant to execute such acknowledgment or the failure of Landlord to request such acknowledgment shall not delay or extend or otherwise affect the start of the Commencement Date or any obligation of Tenant to pay any Rent or perform other obligations under this Lease.

        4.3    Pre-Term Possession.    Tenant is currently occupying the Premises pursuant to that certain Early Entry License entered into between Landlord and Tenant. Upon mutual execution of this Lease, Tenant may continue to occupy the Premises for its own risk, to make such improvements as Tenant shall have the right to make, to install fixtures, supplies, inventory and other property. Such occupancy by Tenant prior to the Substantial Completion of the Landlord Work shall be referred to herein as "Pre-Term Possession." Tenant agrees that it shall not in any way interfere with the progress of Landlord's Work by such entry. Should such entry prove an impediment to the progress of Landlord's Work, in Landlord's reasonable judgment, Landlord may demand that Tenant forthwith vacate the Premises until such time as Landlord's Work is complete, and Tenant shall immediately comply with this demand. During the course of any Pre-Term Possession, all terms and conditions of this Lease, except for Minimum Monthly Rent and Additional Rent and commencement, shall apply, particularly with reference to indemnity by Tenant of Landlord under Sections 10.4 and 14.4. Notwithstanding the foregoing, (a) in no event shall Tenant be required to indemnify Landlord for Losses (as defined in Section 10.4) caused by the gross negligence or willful misconduct of Landlord, its agents, contractors or sub-contractors during such Pre-Term Possession, and (b) during such Pre-Term Possession, Tenant's insurance shall not be primary with respect to claims arising out of the acts or omissions of Landlord or Landlord's agents, contractors or sub-contractors.

        4.4    Acceptance of Work.    Landlord shall deliver the Premises, including the work to be performed by Landlord pursuant to Exhibit C, as well as the roof, structure, parking lot, and Building Systems, in good and sanitary working order and repair. Within fifteen (15) days following the date Tenant takes possession of the Premises, Tenant may provide Landlord with a punch list which sets forth any corrective work to be performed by Landlord with respect to work performed by Landlord; provided, however, that Tenant's obligation to pay Rent and other sums under this Lease shall not be affected thereby to the extent such punch list items do not interfere with Tenant's proposed use of the Premises. Landlord shall complete the punch list items within sixty (60) days following delivery of the punch list to Landlord. If Tenant fails to submit a punch list to Landlord within such fifteen (15) day period, Tenant agrees that by taking possession of the Premises it will conclusively be deemed to have inspected the Premises and found the Premises in satisfactory condition, with all work required of Landlord completed. Additionally, notwithstanding anything contained herein to the contrary, Tenant shall have twelve (12) months from the date of this Lease in which to discover and notify Landlord of any latent defects in the Premises. Landlord shall only be responsible for the correction of any such latent defects with respect to which it received timely notice from Tenant. Tenant acknowledges that, except as otherwise set forth herein, neither Landlord, nor any agent, employee or servant of Landlord, has made any representation or warranty, expressed or implied, with respect to the Premises, the Building or the Common Areas of the Complex, or with respect to the suitability of them to the conduct of Tenant's business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Premises, the Building or the Common Areas of the Complex, except as specifically provided in this Lease.

        4.5    Failure to Take Possession.    Tenant's inability or failure to take possession of the Premises when delivery is tendered by Landlord shall not delay the Commencement Date of the Lease or Tenant's obligation to pay Rent. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this Lease, even if Tenant never takes possession of the Premises, including, without limitation, brokerage commissions and fees, legal or other professional fees, the costs of space planning and the costs of construction of Tenant Improvements in the Premises. Tenant acknowledges that all of said expenses, in addition to all other expenses incurred and damages suffered by Landlord, shall be included in measuring Landlord's damages should Tenant breach the terms of this Lease.

ARTICLE 5
MINIMUM MONTHLY RENT

        5.1    Payment.    Tenant shall pay to Landlord at the address specified in Section 1.1, or at such other place as Landlord may otherwise designate, as "Minimum Monthly Rent" for the Premises the amount specified in Section 1.8 hereof, payable in advance on the first day of each month during the Term of the Lease. If the Term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly. All payments of Minimum Monthly Rent (including sums defined as rent in Section 2 shall be in lawful money of the United States, and payable without deduction, offset, counterclaim, prior notice or demand.

        5.2    Advance Rent.    The amount specified in Section 1.8(B) hereof is paid herewith to Landlord upon execution of this Lease as advance rent for the eighth (8th) month of the Term, receipt of which is hereby acknowledged; provided, however, that such amount shall be held by Landlord as an additional "Security Deposit" pursuant to this Lease until it is applied by Landlord beginning with the first Minimum Monthly Rent due hereunder.

ARTICLE 6
ADDITIONAL RENT

        6.1    Property Management Fee, Personal Property, Gross Receipts, Leasing Taxes.    This Section is intended to deal with costs, impositions or taxes directly attributed to Tenant or this transaction, as distinct from taxes attributable to the Building or the Common Areas of the Complex which are to be allocated among various tenants and others. Tenant shall pay to Landlord concurrent with all payments of Minimum Monthly Rent a management recovery fee in an amount equal to three percent (3%) of

Minimum Monthly Rent payable by Tenant hereunder, from time to time. Additionally, Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If such taxes are included in the bill for the Real Estate Taxes for the Building or the Complex, then Tenant shall pay to Landlord as additional rent the amount of such taxes within ten (10) days after demand from Landlord.

        6.2    Operating Costs, Taxes and Insurance.

          (a)    Adjustment.    Operating Costs, Insurance Costs and Taxes for any Lease Year shall be calculated on the basis of the greater of (i) actual Operating Costs, Taxes and Insurance Costs; or (ii) what Operating Costs, Insurance Costs and Taxes would have been if the Building were at least one hundred percent (100%) occupied and operational for the whole of such Lease Year to take into consideration any such costs that may fluctuate with occupancy. Operating Costs, Insurance Costs and Taxes shall be calculated separately for each such category of costs.

          (b)    Partial Year.    If any Lease Year of less than twelve (12) months is included within the Term, the amount payable by Tenant for such period shall be prorated on a per diem basis (utilizing a thirty (30) day month, three hundred sixty (360) day year).

        6.3    Method of Payment.    Any additional Rent payable by Tenant under Sections 6.1 and 6.2 hereof shall be paid as follows, unless otherwise provided:

          (a)    Tenant Payment.    During the Term, Tenant shall pay to Landlord Tenant's Proportionate Share of Operating Costs, Insurance Costs and Taxes, as additional Rent as hereinafter provided. Tenant shall pay to Landlord monthly in advance with its payment of Minimum Monthly Rent, one-twelfth (l/12th) of the amount of such additional Rent as estimated by Landlord in advance, in good faith, to be due from Tenant. If at any time during the course of the fiscal year, Landlord determines that Operating Costs, Insurance Costs and/or Taxes are projected to vary from the then estimated costs for such items by more than five percent (5%) or there is a special or non-reoccurring charge under the Reciprocal Easement Agreement, Landlord may, by delivering thirty (30) days' prior written notice to Tenant, revise the estimated Operating Costs, Insurance Costs and/or Taxes for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant will have paid to Landlord Tenant's Proportionate Share of the such revised expenses for such year.

          (b)    Annual Reconciliation.    Annually, as soon as is reasonably possible after the expiration of each Lease Year, Landlord shall prepare in good faith and deliver to Tenant a comparative statement, which statement shall be conclusive between the parties hereto, setting forth (1) the Operating Costs, Taxes and Insurance Costs for such Lease Year, and (2) the amount of additional Rent as determined in accordance with the provisions of this Article 6. Landlord shall use reasonable efforts to furnish such comparative statement on or before June 1 of the calendar year immediately following the calendar year to which the statement applies.

          (c)    Adjustment.    If the aggregate amount of such estimated additional Rent payments made by Tenant in any Lease Year should be less than the additional Rent due for such year, then Tenant shall pay to Landlord as additional Rent within thirty (30) days following demand the amount of such deficiency. If the aggregate amount of such additional Rent payments made by Tenant in any Lease Year of the Term should be greater than the additional Rent due for such year, then the amount of such excess will be applied by Landlord to the next succeeding installments of such additional Rent due hereunder; provided, however, that if there is any such excess for the last year of the Term, then the amount thereof will be refunded by Landlord to

  Tenant within sixty (60) days of the last day of the Term, provided Tenant is not otherwise in default under the terms of this Lease.

          (d)    Audit.    Within thirty-six (36) months after receiving Landlord's statement of Operating Costs Tenant may, upon advance written notice to Landlord and during reasonable business hours, cause an audit of Landlord's books and records to determine the accuracy of Landlord's Operating Costs and other charges under this Lease relating to such period. Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent shall be with a licensed CPA firm. Within sixty (60) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Operating Costs for the prior thirty-six (36) month period. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Tenant fails to provide Landlord with a timely Objection Notice, Landlord's statement of Operating Costs shall be deemed final and binding, and Tenant shall have no further right to audit or object to such statement. If Tenant's audit reveals that the actual direct expenses for any given year were less than the amount that Tenant paid for Operating Costs and other charges for any such year, then Landlord shall pay to Tenant the excess. If such audit reveals that the actual direct expenses for any given year were more than the amount that Tenant paid for Operating Costs and other charges for any such year, then Tenant shall pay to Landlord the excess.

ARTICLE 7
ACCORD AND SATISFACTION

        7.1    Acceptance of Payment.    No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161 et seq., or of any successor statute thereto.

ARTICLE 8
SECURITY DEPOSIT

        8.1    Payment on Lease Execution.    Tenant shall pay Landlord upon execution hereof the sum specified in the Salient Lease Terms as a Security Deposit. This sum is designated as a Security Deposit and shall remain the sole and separate property of Landlord until actually repaid to Tenant, said sum not being earned by Tenant until all conditions precedent for its payment to Tenant have been fulfilled. As this sum both in equity and at law is Landlord's separate property, Landlord shall not be required to (1) keep said deposit separate from his general accounts, or (2) pay interest, or other increment for its use. If Tenant fails to pay rent or other charges when due hereunder (and such failure persists beyond applicable notice and cure periods), or otherwise defaults with respect to any provision of this Lease, including and not limited to Tenant's obligation to restore or clean the Premises following vacation thereof, Tenant, at Landlord's election, shall be deemed not to have earned the right to repayment of the Security Deposit, or those portions thereof used or applied by Landlord for the payment of any rent or other charges in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Premises following vacation by Tenant. The Security Deposit is not to be characterized as rent until and unless so applied in respect of a default by Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

        8.2    Restoration of Deposit.    If Landlord elects to use or apply all or any portion of the Security Deposit as provided in Section 8.1, Tenant shall within ten (10) days after written demand therefor pay to Landlord in cash, an amount equal to that portion of the Security Deposit used or applied by Landlord, and Tenant's failure to so do shall be a material breach of this Lease. The ten (10) day notice specified in the preceding sentence shall insofar as not prohibited by law, constitute full satisfaction of notice of default provisions required by law or ordinance.

        8.3    Return of Security Deposit.    The Security Deposit or any balance thereof shall be returned to Tenant by Landlord within thirty (30) days of the expiration or earlier termination of this Lease.

ARTICLE 9
USE

        9.1    Permitted Use.    The Premises shall be used and occupied only for the purposes specified in Section 1.10 hereof, and for no other purpose or purposes. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises, their cleanliness, safety, occupation and use. Tenant shall not use, or permit to be used, the Premises in any manner which in Landlord's reasonable judgment would: (a) cause damage to the Building or any equipment, facilities or other systems therein; (b) impair the appearance of the Building; (c) interfere with the efficient and economical maintenance, operation and repair of the Premises or the Building or the equipment, facilities or systems thereof;(d) adversely affect any service provided to, and/or the use and occupancy by, any Building tenant or occupants; (e) violate the certificate of occupancy issued for the Premises or the Building; (f) materially and adversely affect the first-class image of the Building; or (g) result in protests or civil disorder or commotions at, or other disruptions of the normal business activities in, the Building. In addition, the Premises or any portion thereof may not be used for (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines (provided that each machine, where necessary, shall have a waterproof pan thereunder and be connected to a drain) and/or warming kitchens installed for the use of Tenant's employees only), liquor, tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant's own business); (iv) a school or classroom; (v) lodging or sleeping; (vi) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant's offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (vii) a payroll office; (viii) a barber, beauty or manicure shop; (ix) an employment agency or similar enterprise; (x) offices of any governmental authority or agency, any foreign government, the United Nations, or any agency or department of the foregoing; (xi) the rendering of medical, dental or other therapeutic or diagnostic services; (xii) the operation of any non-profit or charitable organization, or (xiii) any illegal purposes or any activity constituting a nuisance. Landlord agrees and acknowledges that Tenant will have an electronic verification lab within the Premises and a small shipping and receiving area on the first floor adjacent to the Building's loading dock, and neither of the same shall constitute a Prohibited Use.

        9.2    Safes, Heavy Equipment.    Tenant shall not place a load upon any floor of the Premises which exceeds the lesser of fifty (50) pounds per square foot live load or such other amount specified in writing by Landlord from time to time. Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which Tenant wishes to place in the Premises so as properly to distribute the weight thereof, or to require plans prepared by a qualified structural engineer at Tenant's sole cost and expense for such heavy objects. Notwithstanding the foregoing, Landlord shall have no liability for any damage caused by the installation of such heavy equipment or safes.

        9.3    Machinery.    Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any other leased space to such a degree as to be objectionable to Landlord or to any tenants in the Complex shall be placed and maintained by the party possessing the machines or equipment, at such party's expense, in settings of cork, rubber or spring type noise and/or vibration eliminators, and Tenant shall take such other measures as needed to eliminate vibration and/or noise. If the noise or vibrations cannot be eliminated, Tenant must remove such equipment within ten (10) days following written notice from Landlord.

        9.4    Waste or Nuisance.    Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Premises are located.

        9.5    Operation.    Tenant shall continuously during the entire Term, conduct and carry on Tenant's business in the Premises during normal business hours, and shall keep the Premises open for business and cause Tenant's business to be conducted therein during such business hours of each and every Business Day; provided, however, that this provision shall not apply if Tenant's business shall be temporarily shut down on account of strikes, lockouts or causes beyond the control of Tenant (financial inability excepted). If Tenant shall abandon the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and remaining on the Premises after such event shall, at the option of Landlord, be deemed abandoned. For purposes of this Section 9.5, whether or not Tenant has abandoned the Premises shall be determined in accordance with the terms of California Civil Code Section 1951.3.

ARTICLE 10
COMPLIANCE WITH LAWS AND REGULATIONS

        10.1    Compliance Obligations.    To Landlord's actual knowledge, the Premises are in compliance with all governmental laws, ordinances, regulations or mandates, including, without limitation, the ADA. Landlord, at its sole cost and expense, shall be responsible for correcting any violations of governmental laws, ordinances, regulations or mandates, including, without limitation, Title III of the ADA, with respect to the Premises; provided, however, that Landlord shall not be responsible for non-compliance that results thereafter from installation of any furniture, equipment and other personal property by Tenant. Except to the extent limited herein, Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities in force on or after the Commencement Date, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use or occupancy of the Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including, without limitation, the "Environmental Laws" (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. §§ 12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto) (the "ADA"), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease. Tenant's obligation to comply with and observe such requirements, ordinances, statutes and regulations shall apply regardless of whether such requirements, ordinances, statutes and regulations regulate or relate to Tenant's particular use of the Premises or regulate or relate to the use of premises in general, and regardless of the cost thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any such requirement, ordinance, statute or regulation pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding the foregoing, Tenant shall have no responsibility or liability for (a) making structural improvements or alterations to the Premises in order to comply with changes in laws (including without limitation, the ADA) unless such improvements or alterations are necessitated by Tenant's alterations or particular use of the Premises, or (b) any non-compliance of the Building with any laws that are in existence as of the Commencement Date (except to the extent Tenant's actions or particular use of the Premises causes or contributes to such non-compliance).

        10.2    Condition of Premises.    Subject to Section 4.5, Tenant hereby accepts the Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Premises, and without representation, warranty or covenant by Landlord, express or implied, as to the condition, habitability or safety of the Premises, the suitability or fitness thereof for their intended purposes, or any other matter.

        10.3    Hazardous Materials.

          (a)    Hazardous Materials.    As used herein, the term "Hazardous Materials" shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not airborne), which are or are deemed to be (i) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental Laws (as hereinafter defined); (ii) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6 (Safe Drinking Water and Toxic Enforcement Act of 1986); or (iii) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or an asbestos-containing material, a polychlorinated biphenyl, radioactive material, or urea formaldehyde.

          (b)    Environmental Laws.    In addition to the laws referred to in Section 10.3(a) above, the term "Environmental Laws" shall be deemed to include, without limitation, 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 7401 et seq., 42 U.S.C. Section 9601 et seq., and California Health and Safety Code Section 25100 et seq., and 25300 et seq., California Water Code, Section 13020 et seq., or any successor(s) thereto, all local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

          (c)    Use of Hazardous Materials.    Tenant agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release, or threatened release of Hazardous Materials on, from or under the Premises by Tenant or any of Tenant's Parties (individually and collectively, "Hazardous Use") except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion. However, without the necessity of obtaining such prior written consent, Tenant shall be entitled to use and store only those Hazardous Materials which are (i) typically used in the ordinary course of business in an office for use in the manner for which they were designed and in such limited amounts as may be normal, customary and necessary for Tenant's business in the Premises, and (ii) in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. For the purposes of this Section 10.3(c), the term Hazardous Use shall include Hazardous Use(s) on, from or under the Premises by Tenant or any of Tenant's Parties (as defined in Section 3.4(c) hereof), whether known or unknown to Tenant, and occurring and/or existing during the Term of this Lease.

          (d)    Compliance.    Landlord represents and warrants that, to Landlord's actual knowledge, as of the date of this Lease, except as may be disclosed in any written environmental assessment or report prepared by or for Tenant or delivered to Tenant by Landlord prior to the execution of this Lease, the Premises are free from Hazardous Materials in quantities or under conditions that are in violation of Environmental Laws. Tenant agrees that during the Term of this Lease Tenant shall not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Premises including, but not limited to, the Environmental Laws.

          (e)    Inspection and Testing by Landlord.    Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises and to (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section. In exercising the foregoing right, Landlord shall use commercially reasonable efforts to minimize interference or disruption to the operation of Tenant's business in the Premises. Except in case of emergency, Landlord shall give reasonable written notice to Tenant before conducting any inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant, if Tenant is in breach of Section 10.3 of this Lease. Neither any action nor inaction on the part of Landlord pursuant to this Section 10.3(e) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant's responsibilities, obligations, and/or liabilities incurred pursuant to Section 10.3 hereof.

        10.4    Indemnity.    Tenant shall indemnify, hold harmless, and, at Landlord's option (with such attorneys as designated either by Tenant or by the insurer whose policy covers the occurrence, and in either case reasonably approved by Landlord), defend Landlord and Landlord's officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all "Losses" (hereinafter defined) arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant's Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Article 10, including, without limitation, the Environmental Laws; (b) any breach of the provisions of this Article 10 by Tenant or any of Tenant's Parties; or (c) any Hazardous Use by Tenant or any of Tenant's Parties on, about or from the Premises of any Hazardous Material approved by Landlord under this Lease. The term "Losses" shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord's interest in the Premises or the Complex, damages for the loss or restriction on use of any space or amenity within the Building or the Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any reasonable costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys' and consultants' fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.

        10.5    Tenant Exculpation.    Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible for the clean-up, monitoring or remediation of, and shall not be required to indemnify Landlord against any claims, losses, liabilities or expenses resulting from, any Hazardous Materials placed on or about the Premises by parties other than Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees, except to the extent that the contamination caused by such Hazardous Materials has been knowingly or negligently exacerbated by any such party (and, in the case of any such exacerbation, Tenant shall be liable only to the extent of such exacerbation) or by Tenant's failure to perform its obligations under this Article 10.

ARTICLE 11
SERVICE AND EQUIPMENT

        11.1    Climate Control.    Landlord shall provide climate control to the Premises from 8:00 a.m. to 7:00 p.m. (the "Climate Control Hours") on weekdays (Saturdays, Sundays and holidays excepted) to maintain a temperature adequate for comfortable occupancy, provided that Landlord shall have no responsibility or liability for failure to supply climate control service when making repairs, alterations or improvements or when prevented from so doing by strikes or any cause beyond Landlord's reasonable control. Any climate control furnished for periods not within the Climate Control Hours pursuant to Tenant's request shall be at Tenant's sole cost and expense in accordance with rate schedules reasonably promulgated by Landlord from time to time. Upon request, Landlord shall advise Tenant of the then current rate schedule and the basis for its calculation. Tenant acknowledges that Landlord has installed in the Building a system for the purpose of climate control. Any use of the Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the climate control system operates. Any changes or alterations so occasioned, if such changes can be accommodated by Landlord's equipment, shall be made by Tenant at its cost and expense but only with the written consent of Landlord first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by Landlord. If installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the Premises, the same will be performed by Landlord at Tenant's expense. Any charges to be paid by Tenant hereunder shall be due within ten (10) days of receipt of an invoice from Landlord, which invoice may precede Landlord's expenditure for the benefit of Tenant.

        11.2    Elevator Service.    Landlord shall provide elevator service (which may be with or without operator at Landlord's option) provided that Tenant, its employees, and all other persons using such services shall do so at their own risk. If the Building is equipped with a freight elevator, Landlord shall provide freight elevator service at reasonable business hours at Tenant's request, subject to scheduling by Landlord and payment for the service by Tenant.

        11.3    Cleaning Public Areas.    Landlord shall maintain and keep clean the street level lobbies, sidewalks, truck dock, elevators, public corridors and other public portions of the Building.

        11.4    Refuse Disposal.    Tenant shall pay Landlord, within ten (10) days of being billed therefor, for the removal from the Premises and the Building of such refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of a reasonable office located in an office building in the Silicon Valley.

        11.5    Janitorial Service.    Landlord shall provide cleaning and janitorial service in and about the Complex and the Premises five days a week (which is currently scheduled for Sunday through

Thursday, holidays excepted, subject to change by Landlord) in accordance with commercially reasonable standards in an office building in the city in which the Building is located.

        11.6    Special Cleaning Service.    To the extent that Tenant shall require special or more frequent cleaning and/or janitorial service (hereinafter referred to as "Special Cleaning Service") Landlord may, upon reasonable advance notice from Tenant, elect to furnish such Special Cleaning Service and Tenant agrees to pay Landlord, within ten (10) days of being billed therefor, Landlord's charge for providing such additional service. Special Cleaning Service shall include but shall not be limited to the following to the extent such services are beyond those typically provided pursuant to Section 11.5 above:

          (a)   The cleaning and maintenance of Tenant eating facilities other than the normal and ordinary cleaning and removal of garbage, which special cleaning service shall include, without limitation, the removal of dishes, utensils and excess garbage; it being acknowledged that normal and ordinary cleaning service does not involve placing dishes, glasses and utensils in the dishwasher, cleaning any coffee pot or other cooking mechanism or cleaning the refrigerator or any appliances;

          (b)   The cleaning and maintenance of Tenant computer centers, including peripheral areas other than the normal and ordinary cleaning and removal of garbage if Tenant so desires;

          (c)   The cleaning and maintenance of special equipment areas, locker rooms, and medical centers;

          (d)   The cleaning and maintenance in areas of special security; and

          (e)   The provision of consumable supplies for private toilet rooms.

        11.7    Electrical.    During the Term of this Lease, there shall be available to the Premises electrical facilities comparable to those supplied in other comparable office buildings in the vicinity of the Building to provide sufficient power for normal lighting and office machines of similar low electrical consumption, and one personal computer for each desk station, but not for any additional computers or extraordinary data processing equipment, special lighting and any other item of electrical equipment which requires a voltage other than one hundred ten (110) volts single phase, as determined by Landlord in its reasonable discretion. If the installation of such electrical equipment requires additional air conditioning capacity above that normally provided to tenants of the Building or above standard usage of existing capacity as determined by Landlord in its reasonable discretion, then the additional air conditioning installation and/or operating costs attributable thereto shall be paid by Tenant. Tenant agrees not to use any equipment, apparatus or device in, upon or about the Premises which may in any way increase the amount of such electricity usually furnished or supplied to the Premises, and Tenant further agrees not to connect any equipment, apparatus or device to the wires, conduits or pipes or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building.

        At all times, Tenant's use of electric current shall never exceed Tenant's share of the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in the Premises of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts and 5 amps per machine, without the prior written consent of Landlord, which may be exercised in Landlord's sole and absolute discretion. If Tenant shall require electrical current in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first procure the written consent of Landlord (which may be exercised in Landlord's reasonable discretion) to the use thereof and Landlord or Tenant may (i) cause a meter to be installed in or for the Premises, or (ii) if Tenant elects not to install said meter, Landlord may reasonably estimate such excess electrical current. The cost of any meters (including, without limitation, the cost of any installation) or surveys to estimate such excess electrical current shall be paid by Tenant. Landlord's approval of any space plan, floor plan, construction plans, specifications, or other drawings or materials regarding the construction of the Tenant Improvements or any alterations shall not be deemed or construed as consent by Landlord under this paragraph to Tenant's use of such excess electrical current as provided above. Tenant agrees to pay to Landlord, promptly upon demand therefor, all costs of such electrical current consumed as well as an additional use charge calculated by said meters (at the rates charged for such services to the Building by the municipality or the local public utility) or the amount specified in said estimate, as the case may be, plus any additional reasonable expense incurred in keeping account of the electrical current so consumed, which additional expense Landlord shall advise Tenant within a reasonable time after request by Tenant.

        If Landlord determines that Tenant's electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, "Electrical Equipment"), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant's need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant's expense, install such additional Electrical Equipment, provided that Landlord, in its reasonable discretion, determines that (a) such installation is practicable and necessary and the additional utility service is available, (b) such additional Electrical Equipment is permissible under applicable laws and regulations, including any utility regulation or requirement, and (c) the installation of such Electrical Equipment will not cause damage to the Building or the Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility company serving the Building. Any costs incurred by Landlord in connection therewith shall be paid by Tenant within ten (10) days after the rendition of a bill therefor.

        11.8    Water.    During the Term of this Lease, water shall be made available to the Premises and shall be used for drinking, lavatory and office kitchen purposes only as applicable. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, lavatory, and office kitchen purposes (as determined by Landlord in its reasonable discretion), as applicable, Landlord may reasonably estimate such excess and Tenant shall pay for same. At Tenant's sole cost and expense, Landlord may also install a water meter and thereby measure Tenant's water consumption for all purposes, and Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. Tenant agrees to pay for water consumed, as shown in said meter, as and when bill are rendered.

        11.9    Interruptions.    It is understood that Landlord does not warrant that any of the services referred to above or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of repairs, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise, nor relieve Tenant of performance of Tenant's obligations under this Lease. Landlord shall use commercially reasonable efforts to notify Tenant of any anticipated interruption or suspension of services and to restore any service interruption to the Premises.

        11.10    Conservation.    Tenant agrees to comply with the conservation, use and recycling policies and practices from time to time reasonably established by Landlord for the use of utilities and services supplied by Landlord, and the utility charges payable by Tenant hereunder may include such excess usage penalties or surcharges as may from time to time be established by Landlord for the Building.

Landlord may reduce the utilities supplied to the Premises and the Common Areas as required or permitted by any mandatory or voluntary water, energy or other conservation statute, regulation, order or allocation or other program.

ARTICLE 12
ALTERATIONS

        12.1    Consent of Landlord; Ownership.    Tenant shall not make, or suffer to be made, any alterations, additions or improvements, including, without limitation, any alterations, additions or improvements that result in increased telecommunication demands or require the addition of new communication or computer wires, cables and related devises or expand the number of telephone or communication lines dedicated to the Premises by the Building's telecommunication design (individually, an "alteration" and collectively, "alterations") to the Premises, or any part thereof, without the written consent of Landlord first had and obtained. Notwithstanding the foregoing, Landlord's consent shall not be required for an alteration that is non-structural in nature, will not affect the Buildings Systems (as defined below) or structure, costs less than Fifty Thousand Dollars ($50,000.00), and is not visible from the exterior of the Building (or the exterior of the Premises in the event that such alteration is located on a multi-tenant floor of the Building) (a "Non-Structural Alteration"). Tenant shall, however, provide to Landlord twenty (20) days' prior written notice of any such Non-Structural Alteration. In the event where Landlord's consent is required, Landlord shall respond to Tenant's request for Landlord's consent to a proposed alteration within twenty (20) days following Landlord's receipt of such notice and Plans (as defined below). At the time that Tenant requests Landlord's consent to a proposed alteration, Tenant shall have the right to also request that Landlord specify whether Landlord will require Tenant to remove such proposed alteration at the expiration or termination of the Term; provided, however, that if Tenant so requests and Landlord specifies in its response that Tenant shall remove any alteration(s), Tenant shall, at Tenant's sole cost and expense, (i) remove such alteration(s) at the expiration or termination of this Lease and (ii) repair any damage caused by such removal. Notwithstanding the foregoing, Landlord hereby acknowledges that Tenant shall have no obligation to remove the Tenant Improvements constructed pursuant to Exhibit C attached hereto. As used herein, "Building Systems" means any of the heating, ventilating and air-conditioning, mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (excluding any supplemental HVAC systems or other systems installed by or for Tenant for Tenant's exclusive use). During the Term, any alterations shall be the property of Tenant, and Landlord shall not seek the benefits of depreciation deductions or income tax credit allowances for federal or state income reporting purposes with respect to any alterations which have been fully paid for by Tenant under this Article 12. Any such alterations, except trade fixtures, shall upon expiration or termination of this Lease become a part of the realty and belong to Landlord. Except as otherwise provided in this Lease, Tenant shall have the right to remove its trade fixtures placed upon the Premises provided that Tenant restores the Premises as indicated below.

        12.2    Requirements.    Any alteration performed by Tenant shall be subject to strict conformity with the following requirements:

          (a)   All alterations shall be at the sole cost and expense of Tenant;

          (b)   Prior to commencement of any work of alteration, Tenant shall submit detailed plans and specifications, including working drawings (hereinafter referred to as "Plans"), of the proposed alteration, which shall be subject to the consent of Landlord in accordance with the terms of Section 12.1 above;

          (c)   Following approval of the Plans by Landlord, within twenty (20) days after Landlord's receipt of the same, Tenant shall give Landlord at least ten (10) days' prior written notice of any commencement of work in the Premises so that Landlord may post notices of non-responsibility in or upon the Premises as provided by law;

          (d)   No alteration shall be commenced without Tenant having previously obtained all appropriate permits and approvals required by and of governmental agencies;

          (e)   All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with said Plans previously approved by Landlord and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations are to be new and of recent manufacture and of the most suitable grade for the purpose intended;

          (f)    Tenant must obtain the prior written approval from Landlord, which approval shall not be unreasonably withheld, for Tenant's contractor before the commencement of the work. Tenant's contractor for any work shall maintain all of the insurance reasonably required by Landlord, including, without limitation, commercial general liability and workers' compensation;

          (g)   As a condition of approval of an alteration (excluding a Non-Structural Alteration), Landlord may require performance and labor and materialmen's payment bonds issued by a surety approved by Landlord, in a sum equal to the cost of the alterations guarantying the completion of the alteration free and clear of all liens and other charges in accordance with the Plans. Such bonds shall name Landlord as beneficiary; and

          (h)   The alteration must be performed in a manner such that they will not unduly interfere with the quiet enjoyment of the other Tenants in the Complex.

        12.3    Tenant's Costs.    Tenant shall pay promptly to Landlord, upon demand, all out-of-pocket costs actually incurred by Landlord in connection with Tenant's Alterations, including costs incurred in connection with (a) Landlord's review of the Alterations (including review of requests for approval thereof) which costs, reimbursable by Tenant, shall not exceed One Thousand Five Hundred Dollars ($1,500.00) per request for consent and (b) the provision of Building personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate Tenant's Alterations, which Building personnel costs, reimbursable by Tenant, shall not exceed One Thousand Dollars ($1,000.00). In addition, Tenant shall pay to Landlord, within ten (10) days after request, a construction supervisory and administrative fee in an amount equal to the amount required to be paid by Landlord to its property manager.

        12.4    Liens.    Tenant shall keep the Premises and the Complex in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event a mechanic's or other lien is filed against the Premises, the Building or the Complex as a result of a claim arising through Tenant, Landlord may demand that Tenant furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien or claim. Such bond must be posted within ten (10) Business Days following notice from Landlord. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in any action to foreclose such lien if Landlord shall decide it is to its best interest to do so. If Tenant fails to post such bond within said time period, Landlord after five (5) Business Days' prior written notice to Tenant may pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including attorneys' fees, for any such expense, as additional rent, with the next due rental.

        12.5    Restoration.    Tenant shall return the Premises to Landlord at the expiration or earlier termination of this Lease in as good and sanitary order, condition and repair existing as of the Commencement Date, free of rubble and debris, broom clean, reasonable wear and tear excepted. However, subject to Section 12.1, Tenant shall ascertain from Landlord at least thirty (30) days prior to the termination of this Lease, whether Landlord desires the Premises, or any part thereof, restored to its condition prior to the making of permitted alterations, installations and improvements, and if Landlord shall so desire, then Tenant shall forthwith restore said Premises or the designated portions thereof as the case may be, to its condition existing immediately prior to the alterations, installations or improvements, entirely at its own expense, excepting normal wear and tear. All damage to the Premises caused by the removal of such trade fixtures and other personal property that Tenant is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Tenant at its sole cost and expense prior to termination.

ARTICLE 13
PROPERTY INSURANCE

        13.1    Use of Premises.    No use shall be made or permitted to be made on the Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Premises are located or upon any other Building in the Complex or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of "All Risk" or "Special Causes of Loss" fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and commercial general liability insurance, covering the Premises, the Building, or the Complex.

        13.2    Increase in Premiums.    Tenant agrees to pay Landlord, as additional Rent, within ten (10) days after receipt by Tenant of Landlord's billing therefor, any increase in premiums for insurance policies which may be carried by Landlord on the Premises, the Building or the Complex resulting from any negligent or intentional act or omission of Tenant or any of its contractors, partners, officers, employees or agents.

        13.3    Personal Property Insurance.    Tenant shall maintain in full force and effect on all of its fixtures, furniture, equipment and other business personal property in the Premises a policy or policies providing protection against any peril included within the classification "All Risk" or "Special Causes of Loss" to the extent of at least ninety percent (90%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a co-insurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than Five Thousand Dollars ($5,000.00). Tenant shall also insure in the same manner the physical value of all its leasehold improvements and alterations in the Premises. During the Term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Landlord shall have no interest in said insurance, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Tenant shall also maintain business interruption insurance and insurance for all plate glass upon the Premises. All insurance specified in this Section 13.3 to be maintained by Tenant shall be maintained by Tenant at its sole cost.

        13.4    Landlord's Insurance.    In addition to any other insurance Landlord elects to maintain, Landlord agrees to maintain standard fire and extended coverage insurance covering the Building in an amount not less than ninety percent (90%) of the replacement cost thereof (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy). Such insurance shall be issued in the names of Landlord and its lender, as their interests appear, and shall be for the sole benefit of such parties and under their sole control.

ARTICLE 14
INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

        14.1    Intent and Purpose.    This Article 14 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

        14.2    Waiver of Subrogation.    Landlord and Tenant release each other, and their respective authorized representatives, from any claims for damage to the Premises, the Building, the Complex, and other improvements in which the Premises are located, and to the furniture, fixtures, and other business personal property, Tenant's improvements and alterations of either Landlord or Tenant, in or on the Premises, the Building, the Complex, and other improvements in which the Premises are located, including loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by either of the parties.

        14.3    Form of Policy.    Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by any peril included within the classification "All Risk" or "Special Causes of Loss" which is insured against under any property insurance policy carried under the terms of this Lease.

        14.4    Indemnity.    Tenant, as a material part of the consideration to be rendered to Landlord, shall indemnify, defend, protect and hold harmless Landlord against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind which may be brought or imposed upon Landlord or which Landlord may pay or incur by reason of (a) injury or death to person or damage to property, from whatever cause, including, without limitation, the negligence of the parties hereto, all or in any way connected with the condition or use of the Premises, or the improvements or personal property therein or thereon, including, without limitation, any liability or injury to the person or property of Tenant, its agents, officers, employees or invitees, and (b) any injury or death to any person or damage to property to the extent caused by the negligence of Tenant or any of its officers, partners, employees or agents anywhere in the Complex. Nothing contained herein shall obligate Tenant to indemnify Landlord against the gross negligence or willful acts of Landlord or its officers, employees or agents, or Landlord's breach of this Lease. Landlord agrees to indemnify Tenant for all actions, claims, demands, liabilities, losses, costs and expenses arising out of the gross negligence or willful misconduct of Landlord or its officers, employees and agents anywhere in the Complex.

        14.5    Defense of Claims.    In the event any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant, upon Landlord's request, will at Tenant's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Tenant or by the insurer whose policy covers the occurrence, and in either case reasonably approved by Landlord. Landlord agrees that it shall not enter into any settlement with respect to any third-party claim covered by the indemnity set forth in this Article 14 or any other Section of this Lease without Tenant's prior written consent; provided that the foregoing shall in no way limit the Landlord's right to take any corrective action by Landlord that is otherwise permitted pursuant to this Lease and billing the costs of the same to Tenant. The obligations of Tenant under this Section arising by reason of any occurrence taking place during the Lease Term shall survive any termination of this Lease.

        14.6    Waiver of Claims.    Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages or injury, as described below, from any cause arising at any time, including breach of the provisions of this Lease and the negligence of the parties hereto except to the extent such damages or injury are caused by the gross negligence or willful actions of Landlord, its agents, officers and employees:

          (a)   damages to goods, wares, merchandise and loss of business in, upon or about the Premises and injury to Tenant, its agents, employees, invitees or third persons, in, upon or about the Premises, the Building or the Complex; and

          (b)   (notwithstanding anything to the contrary contained in this Lease, including, without limitation, the definition of Operating Costs which includes security) damages to goods, wares, merchandise and loss of business, in, upon or about the Premises or the Complex, and injury to Tenant, its agents, employees, invitees or third persons in, upon or about the Premises or the Complex, where such damage or injury results from Landlord's failure to police or provide security for the Complex or Landlord's negligence in connection therewith.

        14.7    References.    Wherever in this Article the term Landlord or Tenant is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its shareholders, officers, directors, employees, partners, members, managers, mortgagees and agents.

ARTICLE 15
LIABILITY INSURANCE

        15.1    Tenant's Insurance.    Tenant shall, at Tenant's expense, obtain and keep in force during the Term of this Lease, a commercial general liability insurance policy insuring Tenant against the risks of, bodily injury and property damage, personal injury, contractual liability, completed operations, owned and non-owned automobile liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than Two Million Dollars ($2,000,000.00) per occurrence with a Three Million Dollar ($3,000,000.00) annual aggregate. Landlord and any lender and any other party in interest designated by Landlord shall be named as additional insured(s). The policy shall contain cross liability endorsements with coverage for Landlord for the negligence of Tenant even though Landlord is named as an additional insured; shall insure performance by Tenant of the indemnity provisions of this Lease; shall be primary, not contributing with, and not in excess of coverage which Landlord may carry; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insureds. Such Coverage afforded be on an occurrence form providing coverage for claims made after the Term of this Lease for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the Term of this Lease. The limits of said insurance shall not limit any liability of Tenant hereunder. Not more frequently than every year, if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall, within thirty (30) days following Landlord's notice, increase said insurance coverage as required by Landlord. The limits specified above may be satisfied with a combination of primary and Umbrella/Excess Insurance.

        15.2    Workers' Compensation Insurance.    Tenant shall carry Workers' Compensation insurance as required by law, including an employers' liability endorsement.

ARTICLE 16
INSURANCE POLICY REQUIREMENTS & INSURANCE DEFAULTS

        16.1    General Requirements.    All insurance policies required to be carried by Tenant (except Tenant's business personal property insurance) hereunder shall conform to the following requirements:

          (a)   The insurer in each case shall carry a designation in "Best's Insurance Reports" as issued from time to time throughout the Term as follows: Policyholders' rating of A; financial rating of not less than VII;

          (b)   The insurer shall be qualified to do business in the state in which the Premises are located;

          (c)   The policy shall be in a form and include such endorsements as are reasonably acceptable to Landlord;

          (d)   Certificates of insurance shall be delivered to Landlord at commencement of the Term and certificates of renewal at least thirty (30) days prior to the expiration of each policy;

          (e)   Each policy shall require that Landlord be notified in writing by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.

        16.2    Tenant's Insurance Defaults.    If Tenant fails to obtain any insurance required of it under the terms of this Lease, Landlord may, at its option, but is not obligated to, obtain such insurance on behalf of Tenant and bill Tenant, as additional rent, for the cost thereof. Payment shall be due within fifteen (15) days of receipt of the billing therefor by Tenant.

ARTICLE 17
ABANDONMENT OF PROPERTY AND LANDLORD'S LIEN

        17.1    Removal of Personal Property.    Tenant agrees that as at the date of termination of this Lease or repossession of the Premises by Landlord, by way of Default or otherwise, it shall remove all personal property to which it has the right to ownership pursuant to the terms of this Lease. Any and all such property of Tenant not removed by such date shall, at the option of Landlord, irrevocably become the sole property of Landlord. Tenant waives all rights to notice and all common law and statutory claims and causes of action which it may have against Landlord subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article. Tenant acknowledges Landlord's need to relet the Premises upon termination of this Lease or repossession of the Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Landlord incurring a loss for inability to deliver the Premises to a prospective Tenant.

ARTICLE 18
MAINTENANCE AND REPAIRS

        18.1    Landlord's Obligations.    Subject to the other provisions of this Lease imposing obligations in this respect upon Tenant, Landlord shall repair, replace and maintain the external and Structural parts of the Building, the Building Systems and the Common Areas of the Complex which are not leased to others, including, without limitation, janitor and equipment closets and shafts within the Premises designated by Landlord for use by it in connection with the operation and maintenance of the Complex, and all Common Areas. Landlord shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner; but Landlord shall not be liable for any amages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of such equipment, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the gross negligence or deliberate act or omission of Landlord. The cost for such repairs, maintenance and replacement shall be included in Operating Costs as permitted herein.

        18.2    Negligence of Tenant.    If the Building, the elevators, boilers, engines, pipes or apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, HVAC system, sprinkler or life safety system, electric, lighting or other equipment of the Building, or the roof or the outside walls of the Building become damaged or destroyed through any act, omission, neglect, or improper conduct of Tenant or any of its employees, members, partners, agents, contractors, subtenants or licensee or the moving of any of Tenant's property or deliveries into or out of the Premises, the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same to Landlord as additional charges forthwith on demand; provided, however, that Tenant shall not be liable for the cost of such repairs, replacements, or alterations to the extent that such damage or destruction is directly caused by the gross negligence or willful misconduct of Landlord.

        18.3    Tenant's Obligations.    Except to the extent required by Landlord in Section 18.1 above, Tenant shall repair the Premises, including without limiting the generality of the foregoing, all interior partitions and walls, fixtures, Tenant Improvements and alterations in the Premises, fixtures and shelving, and special mechanical and electrical equipment which equipment is not a normal part of the Premises installed by or for Tenant, reasonable wear and tear, damage with respect to which Landlord has an obligation to repair as provided in Section 18.1 and Section 19 hereof only excepted. Upon reasonable prior written notice to Tenant, Landlord may enter and view the state of repair and Tenant will repair in a good and workmanlike manner according to notice in writing.

        18.4    Cleaning.    Tenant agrees at the end of each Business Day to leave the Premises in a reasonably clean condition for the purpose of the performance of Landlord's cleaning services referred to herein.

        18.5    Waiver.    Tenant waives all rights it may have under law to make repairs at Landlord's expense.

        18.6    Acceptance.    Except as to the construction obligations of Landlord, if any, stated in Exhibit C to this Lease and to completion of the punch list items referenced in Section 4.4, and except as otherwise provided by Landlord in Sections 10.1 and 10.2 above, Tenant shall accept the Premises in "AS IS" condition as of the date of execution of this Lease by Tenant, and subject to the punch list items referenced in Section 4.4, Tenant acknowledges that the Premises in such condition are in good and sanitary order, condition and repair.

ARTICLE 19
DESTRUCTION

        19.1    Rights of Termination.    In the event the Premises suffers (a) an "uninsured property loss" (as hereinafter defined) or (b) a property loss which Landlord reasonably determines cannot be repaired within one hundred twenty (120) days from the date of destruction under the laws and regulations of state, federal, county or municipal authorities, or other authorities with jurisdiction, Landlord may terminate this Lease as of the date of the damage within twenty (20) days of written notice from Landlord to Tenant that the damage from the casualty was an uninsured property loss or that time to restore will exceed such one hundred twenty (120) day period. For purposes of this Lease, the term "uninsured property loss" shall mean any loss arising from a peril not covered by the standard form of "All Risk" or "Special Causes of Loss" property insurance policy.

        In the event of a property loss to the Premises which Landlord reasonably determines cannot be repaired within one hundred eighty (180) days of the occurrence thereof, Tenant shall also have the right to terminate the Lease by written notice to Landlord within thirty (30) days following notice from Landlord that the time for restoration will exceed such time period.

        19.2    Repairs.    In the event of a property loss where this Lease is not terminated under the terms of Section 19.1 above or Sections 19.5 or 19.6 below, then this Lease shall continue in full force and effect and Landlord shall forthwith undertake to make such repairs to reconstitute the Premises to as near the condition as existed prior to the property loss as practicable. Such partial destruction shall in no way annul or void this Lease except that Tenant shall be entitled to a proportionate reduction of Minimum Monthly Rent following the property loss and until the time the Premises are restored. Such reduction shall be based on the ratio that the square footage of the damaged portion of the Premises bears to the total square footage of the Premises. So long as Tenant conducts its business in the Premises, there shall be no abatement until the parties agree on the amount thereof. If the parties cannot agree within forty-five (45) days of the property loss, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten (10) days thereafter refund to Tenant any sums due in respect of the reduced rental from the date of the property loss. Landlord's obligations to restore shall in no way include any of Tenant's property or any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include solely that property constructed by Landlord prior to commencement of the Term hereof.

        19.3    Repair Costs.    The cost of any repairs to be made by Landlord, pursuant to Section 19.2 of this Lease, shall be paid by Landlord utilizing available insurance proceeds. Tenant shall reimburse Landlord upon completion of the repairs for any deductible for which no insurance proceeds will be obtained under Landlord's insurance policy, or if other premises are also repaired, a pro rata share based on total costs of repair equitably apportioned to the Premises. Tenant shall, however, not be responsible to pay any deductible or its share of any deductible to the extent that Tenant's payment would be in excess of Ten Thousand Dollars ($10,000.00) if Tenant's consent has not been received by Landlord.

        19.4    Waiver.    Tenant hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Landlord is obligated to repair or may elect to repair under the terms of this Article.

        19.5    Landlord's Election.    In the event that the Complex or the Building is destroyed to the extent of not less than thirty-three and one-third percent (33 1/3%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not, in the same manner as in Section 19.1 above. In all events, a total destruction of the Complex or the Building shall terminate this Lease.

        19.6    Damage Near End of Term.    If at any time during the last twelve (12) months of the Term of this Lease there is, in Landlord's reasonable opinion, substantial damage to the Premises or the Building, whether or not such casualty is covered in whole or in part by insurance, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage and Landlord shall have no further liability hereunder. Substantial damage shall be defined as damage that will cost over One Hundred Thousand Dollars ($100,000.00) to repair. If at any time during the last twelve (12) months of the Term of this Lease there is substantial damage to the Premises such that Tenant's use of the Premises is materially impaired, in Tenant's reasonable opinion, Tenant shall have the right to terminate this Lease as of the date of occurrence of such damage by giving written notice to Landlord within thirty (30) days after the date of occurrence of such damage, and Tenant shall have no further liability hereunder (except for those obligations and liabilities that expressly survive the termination of this Lease).

ARTICLE 20
CONDEMNATION

        20.1    Definitions.

          (a)   "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (b)   "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

          (c)   "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

          (d)   "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

        20.2    Total Taking.    If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

        20.3    Partial Taking; Common Areas.

          (a)   If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if 33 1/3% or more of the total number of square feet in the Premises is taken.

          (b)   If any part of the Common Areas of the Complex is taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Premises, except that if thirty percent (30%) or more of the Common Areas is taken by condemnation, Landlord or Tenant shall have the election to terminate this Lease pursuant to this Section.

          (c)   If fifty percent (50%) or more of the Building in which the Premises are located is taken, Landlord shall have the election to terminate this Lease in the manner prescribed herein.

        20.4    Termination or Abatement.    If either party elects to terminate this Lease under the provisions of Section 20.3 (such party is hereinafter referred to as the "Terminating Party"), it must terminate by giving notice to the other party (the "Nonterminating Party") within thirty (30) days after the nature and extent of the taking have been finally determined (the "Decision Period"). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than one hundred twenty (120) days after the Terminating Party has notified the Nonterminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the Lease shall continue in full force and effect except that Minimum Monthly Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Monthly Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Premises and the denominator of which is the number of square feet in the Premises prior to the taking.

        20.5    Restoration.    If there is a partial taking of the Premises and this Lease remains in full force and effect pursuant to this Article, Landlord, at its cost, shall accomplish all necessary restoration so that the Premises is returned as near as practical to its condition immediately prior to the date of the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemnor.

        20.6    Award.    Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Landlord except that Tenant shall receive from the award compensation for the following if specified in the award by the condemning authority, so long as it does not reduce Landlord's award in respect of the real property: Tenant's trade fixtures, tangible personal property, goodwill, loss of business and relocation expenses. At all events, Landlord shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold.

ARTICLE 21
ASSIGNMENT AND SUBLETTING

        21.1    Lease is Personal.    The purpose of this Lease is to transfer possession of the Premises to Tenant for Tenant's personal use in return for certain benefits, including rent, to be transferred to the Landlord. Tenant acknowledges and agrees that it has entered into this Lease in order to occupy the Premises for its own personal use and not for the purpose of obtaining the right to assign or sublet the leasehold to others.

        21.2    "Transfer of the Premises" Defined.    Except for transfer described in Section 21.5 hereof, the terms "Transfer of the Premises" or "Transfer" as used herein shall include any assignment of all or any part this Lease (including an assignment by operation of law), subletting of all or any part the Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Premises including, without limitation, concession, mortgage, deed of trust, devise, hypothecation, agency, license, franchise or management agreement, or the occupancy or use by any other person (the agents and servants of Tenant excepted) of any portion of the Premises. If Tenant is a corporation which is not deemed a public corporation, or is an unincorporated association, partnership or limited liability company or partnership, or consists of more than one party, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, partnership, limited liability company or ownership interest, in the aggregate (whether in a single transaction or series of separate but related transactions over a period of time) of fifty percent (50%) or more, shall be deemed a Transfer of the Premises.

        21.3    No Transfer Without Consent.    Except for a Transfer described in Section 21.5 hereof, Tenant shall not suffer a Transfer of the Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Landlord, and a consent to one Transfer of the Premises shall not be deemed to be a consent to any subsequent Transfer of the Premises. Any Transfer of the Premises without such consent shall be void, and shall, at the option of Landlord, terminate this Lease. Any Transfer of the Premises without such consent shall (i) be voidable, and (ii) terminate this Lease, in either case, at the option of Landlord. The consent by Landlord to any Transfer shall not include consent to the assignment or transferring of any lease renewal option rights or space option rights of the Premises, special privileges or extra services granted to Tenant by this Lease, or addendum or amendment thereto or letter of agreement (and such options, rights, privileges or services shall terminate upon such assignment), unless Landlord specifically grants in writing such options, rights, privileges or services to such assignee or subtenant.

        21.4    When Consent Granted.    The consent of Landlord to a Transfer shall not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:

          (a)   The financial strength of the proposed transferee at the time of the proposed Transfer is not at least equal to that of Tenant at the time of execution of this Lease; provided, however, that the foregoing shall not apply to proposed subtenants of any portion of less than the entire Premises;

          (b)   A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the

  Complex or the other occupants of the Complex would be adverse, disadvantageous or require unreasonable improvements or changes in any utility or telecommunication capacity currently serving the Building or the Complex;

          (c)   A proposed transferee whose occupancy will require a variation in the terms of this Lease (including, without limitation, a variation in the use clause) or which otherwise adversely affects any interest of Landlord, or whose occupancy or use may violate any restrictions set forth in this Lease, or any negative covenant as to use of the Premises required by any other lease in the Building;

          (d)   The existence of any Default by Tenant under any provision of this Lease;

          (e)   A proposed transferee who is, or whose business is, subject to compliance with additional laws or other governmental requirements beyond those to which Tenant or Tenant's business is subject;

          (f)    Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee or an affiliate of the proposed transferee, is negotiating with Landlord to lease space in the Building or in the Complex at such time;

          (g)   The proposed Transferee is a governmental agency or unit, or a non-profit entity, or an existing tenant in the Complex;

          (h)   Landlord otherwise determines that the proposed Transfer would have the effect of materially decreasing the value of the Building or the Complex, or materially increasing the expenses associated with operating, maintaining and repairing the Building or the Complex;

          (i)    The proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Premises of a type, nature or quantity not then acceptable to Landlord; or

          (j)    The proposed Transferee may be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity.

        21.5    Affiliated Transfer.    Notwithstanding the foregoing, Tenant shall have the right, without the consent of Landlord, but upon prior written notice to Landlord, to assign this Lease to (a) a company or other entity organized or to be organized by Tenant, provided that Tenant owns or beneficially controls all of the issued and outstanding shares of stock or interests of the company or other entity; (b) an assignment of the Premises to an entity which acquires all or substantially all of the assets of Tenant, or (c) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant (each, an "Affiliated Transferee"); further provided, however, that in the event that at any time following such assignment to an Affiliated Transferee, Tenant or such Affiliated Transferee wishes to sell, mortgage, devise, hypothecate or in any other manner whatsoever transfer any portion of the ownership or beneficial control of the issued and outstanding shares in the stock or interests of such Affiliated Transferee, then such transfer shall constitute a Transfer under this Lease and subject to all provisions with respect thereto.

        21.6    Procedure for Obtaining Consent.    With respect to a Transfer requiring Landlord's consent, Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until it has received from Tenant adequate descriptive information concerning the business to be conducted by the proposed transferee, the transferee's financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:

          (a)   The past two years' Federal Income Tax returns of the proposed transferee (or in the alternative the past two years' audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);

          (b)   Banking references of the proposed transferee;

          (c)   A resume of the business background and experience of the proposed transferee;

          (d)   At least five (5) business and three (3) personal references for the proposed transferee; and

          (e)   An executed copy of the instrument by which Tenant proposes to effectuate the Transfer.

        Landlord shall respond to Tenant's request for Landlord's consent within twenty (20) days following the date that Landlord has received all of the information described in this Section 21.6.

        21.7    Reasonable Restriction.    The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the "Code") Section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, Section 1997.040 of the Code, to limit any remedy of Landlord pursuant to Section 1951.2 or 1951.4 of the Code by means of proof that enforcement of a restriction on use of the Premises would be unreasonable.

        21.8    Effect of Transfer.    If Landlord consents to a Transfer the following conditions shall apply:

          (a)   Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer.

          (b)   Except in the event of an assignment or sublease to an Affiliated Transferee Tenant shall pay to Landlord on a monthly basis, fifty percent (50%) of the excess of any sums of money, or other economic consideration received by Tenant from the Transferee in such month (whether or not for a period longer than one month), including higher rent, bonuses, key money, or the like, less reasonable leasing commissions, legal fees, advertising fees, the reasonable cost to Tenant of any Building-standard improvements paid for by Tenant in connection with such assignment or sublease, over the aggregate of the total sums which Tenant pays Landlord under this Lease in such month, or the prorated portion thereof if the Premises transferred is less than the entire Premises. The amount so derived shall be paid with Tenant's payment of Minimum Monthly Rent.

          (c)   No Transfer, whether or not consent of Landlord is required hereunder, shall relieve Tenant of its primary obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder except as otherwise expressly permitted by Landlord. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer of the Premises.

          (d)   If Landlord consents to a sublease, such sublease shall not extend beyond the expiration of the Term of this Lease.

          (e)   No Transfer shall be valid and no transferee shall take possession of the Premises or any part thereof unless, Tenant shall deliver to Landlord, at least ten (10) days prior to the effective date of such Transfer, a duly executed duplicate original of the Transfer instrument in form satisfactory to Landlord which provides that (i) the transferee assumes Tenant's obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee will, at Landlord's election, attorn directly to Landlord in the event Tenant's Lease is terminated for any reason on the terms set forth in the instrument of transfer and (iii) such instrument of transfer contains such other assurances as Landlord reasonably deems necessary.

        21.9    Costs.    Tenant shall reimburse Landlord as additional rent for Landlord's reasonable costs and attorneys' fees (not to exceed $2,000.00) incurred in conjunction with the processing and documentation of any proposed Transfer of the Premises, whether or not consent is granted.

        21.10    Collection of Rent.    If, without Landlord's consent when required under this Article 21, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or an Affiliated Transferee or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 21, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant's covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.

ARTICLE 22
ENTRY BY LANDLORD

        22.1    Rights of Landlord.    Tenant shall permit Landlord and Landlord's agents and any mortgagee under a mortgage or beneficiary under a deed of trust encumbering the Building containing the Premises and such party's agents to enter the Premises at all reasonable times upon prior written notice (except in the case of emergencies, when no such notice is required) for the purpose of (a) inspecting the same, (b) maintaining the Building, (c) making repairs, replacements, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, (d) posting notices of non-responsibility for alterations, additions or repairs, (c) placing upon the Building any usual or ordinary "for sale" signs and showing the space to prospective purchasers, investors and lenders, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, and (e) placing on the Premises any "to let" or "to lease" signs and marketing and showing the Premises to prospective tenants at any time within six (6) months prior to the expiration of this Lease. This Section in no way affects the maintenance obligations of the parties hereto. Landlord shall use commercially reasonable efforts to perform any entry into the Premises in a manner that will minimize undue interference with the operation of Tenant's business in the Premises.

ARTICLE 23
SIGNS

        23.1    Approval, Installation and Maintenance.    Tenant shall not place on the Premises or on the Building or the Common Areas of the Complex, any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Premises, without Landlord's prior written consent, which Landlord reserves the right to withhold for any aesthetic or other reason in its sole and absolute discretion. The cost of installation and regular maintenance of any such signs approved by Landlord shall be at the sole expense of Tenant. At the termination of this Lease, or any extension thereof, Tenant shall remove all its signs, and all damage caused by such removal shall be repaired at Tenant's expense.

        23.2    Directory and Monument Signage.    The main lobby in the first floor of the Building contains a directory wherein the Building's tenants will be listed. Tenant shall be entitled to have its name listed in such directory. Subject to the provisions of Section 23.1 above, Tenant shall also have the right to include its name on the monument signage for the Complex. Landlord shall maintain and repair, as needed, the monument signage for the Complex.

ARTICLE 24
DEFAULT

        24.1    Definition.    The occurrence of any of the following shall constitute a material default under and breach of this Lease by Tenant (each a "Default"):

          (a)    Payment.    Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant under this Lease or any Exhibit attached to this Lease within five (5) days after receipt of notice from Landlord that such sum is past due;

          (b)    Transfer.    Tenant shall have sublet the Premises or assigned its interest in this Lease or otherwise entered into a Transfer in breach of the Article 21 hereof; or

          (c)    Required Documents.    Tenant shall have failed to deliver documents required of it pursuant to Article 31 or Article 31.5 hereof within the time periods specified therein; or

          (d)    Other Covenants.    A failure by Tenant to observe and perform any other provision of this Lease or any Exhibit attached to this Lease to be observed or performed by Tenant, where such failure continues for twenty (20) days after written notice thereof by Landlord to Tenant; provided, however, that, in the case of any such failure by Tenant (excluding any such failure by Tenant with respect to the performance of any provision of any Exhibit attached to this Lease), if the nature of the default is such that the same cannot reasonably be cured within the twenty (20) day period allowed, Tenant shall not be deemed to be in default if Tenant shall, within such twenty (20) day period, commence to cure and thereafter diligently prosecute the same to completion within not more than sixty (60) days; or

          (e)    Receivership.    Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Landlord) to take possession of all or substantially all of the assets of Tenant, or (2) a general assignment by Tenant for the benefit of creditors, or (3) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall constitute a breach of this Lease by Tenant if such action is not dismissed within thirty (30) days. In such event, Landlord may, at its option, declare this Lease terminated and forfeited by Tenant, and Landlord shall be entitled to immediate possession of the Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation.

ARTICLE 25
REMEDIES UPON DEFAULT

        25.1    Termination and Damages.    In the event of any Default by Tenant, then in addition to any other remedies available to Landlord herein or at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

          (a)   The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

          (b)   The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

          (c)   The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

          (d)   Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

          (e)   At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Premises are located.

        25.2    Definition.    As used in subsections 25.1(a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subsection 25.1(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).

        25.3    Personal Property.    In the event of any default by Tenant, Landlord shall also have the right and option, with or without terminating this Lease, to do any one or combination of the following:

          (a)   to reenter the Premises and remove all persons and property from the Premises; or

          (b)   to require Tenant to forthwith remove such property.

        Landlord shall have the sole right to take exclusive possession of such property and to use it, rent, or charge free, until all defaults are cured. If Landlord shall remove property from the Premises, Landlord may, in its sole and absolute discretion, store such property in the Complex, in a public warehouse or elsewhere. All costs incurred by Landlord under this Section, including, without limitation, those for removal and storage (including, without limitation, reasonable charges imposed by Landlord for storage within the Complex), shall be at the sole cost of and for the account of Tenant. The rights stated herein are in addition to Landlord's rights described in Article 17.

        25.4    Recovery of Rent; Reletting.

          (a)   In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to reenter as provided in Section 25.3 above, or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Section 25.1 above, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including, without limitation, Landlord's right from time to time, without terminating this Lease, to either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Premises. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiation of Landlord or other legal proceeding granting Landlord or its agent possession to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

          (b)   In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

          (c)   No reentry or taking possession of the Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

          (d)   Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

          (e)   Tenant's Subleases. Whether or not Landlord elects to terminate this Lease on account of any Default by Tenant, Landlord may:

            (1)   Terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Premises or any portion thereof; or

            (2)   Choose to succeed to Tenant's interest in such an arrangement. If Landlord elects to succeed to Tenant's interest in such an arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to, or interest in, the Rent or other consideration receivable under that arrangement.

        25.5    No Waiver.    Efforts by Landlord to mitigate the damages caused by Tenant's default in this Lease shall not constitute a waiver of Landlord's right to recover damages hereunder, nor shall Landlord have any obligation to mitigate damages hereunder.

        25.6    Curing Defaults.    If Tenant defaults in the performance of its obligations under this Lease after the expiration of any applicable cure periods, Landlord, without waiving such default, may perform such obligation at Tenant's expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any federal, state or local law, rule, ordinance or regulation, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after twenty (20) days from the date Landlord gives notice of Landlord's intention to perform the defaulted obligation (or, if such default cannot be cured within such twenty (20) day period, if Tenant fails to diligently commence such cure within such twenty (20) day period). All costs and expenses incurred by Landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord to enforce any obligation of Tenant under this lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord on demand, with interest thereon at the rate provided in this Lease for past due sums from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord in accordance with the terms of the bills rendered by Landlord to Tenant.

        25.7    Cumulative Remedies.    The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by Landlord shall not in any way impair its right to any other right or remedy.

ARTICLE 26
BANKRUPTCY

        26.1    Bankruptcy Events.    If at any time during the Term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as a "bankruptcy event"), then the following provisions shall apply:

          (a)    Assume or Reject.    At all events any receiver or trustee in bankruptcy or Tenant as debtor in possession ("debtor") shall either expressly assume or reject this Lease within the earlier of sixty (60) days following the entry of an "Order for Relief" or such earlier period of time provided by law.

          (b)    Cure.    In the event of an assumption of the Lease by a debtor, receiver or trustee, such debtor, receiver or trustee shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for actual ecuniary loss; and (3) provide adequate assurance of future performance.

          (c)    Adequate Assurance.    For the purposes of Section 26.1(b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:

            (1)   written assurance that rent and any other consideration due under the Lease shall first be paid before any other of Tenant's costs of operation of its business in the Premises is paid;

            (2)   written agreement that assumption of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Landlord against such loss (including costs of suit and attorneys' fees), occasioned by such breach;

          (d)    Landlord's Obligation.    Where a Default exists under the Lease, the party assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

          (e)    Assignment.    The debtor, receiver, or trustee may assign this Lease only if adequate assurance of future performance by the assignee is provided, whether or not there has been a Default under the Lease. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of, and paid to, Landlord. Upon assignment by the debtor or trustee, the obligations of the Lease shall be deemed to have been assumed, and the assignee shall execute an assignment agreement on request of Landlord.

          (f)    Fair Value.    Landlord shall be entitled to the fair market value for the Premises and the services provided by Landlord (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.

          (g)    Reservation of Rights.    Landlord specifically reserves any and all remedies available to Landlord in Article 24.1(e) hereof or at law or in equity in respect of a bankruptcy event by Tenant to the extent such remedies are permitted by law.

ARTICLE 27
SURRENDER OF LEASE

        27.1    No Merger.    The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

ARTICLE 28
LANDLORD'S EXCULPATION

        28.1    Limited Liability.    In the event of default, breach, or violation by Landlord (which term includes Landlord's partners, members, managers, co-venturers, co-tenants, officers, directors, employees, agents, or representatives) of any Landlord's obligations under this Lease, Landlord's liability to Tenant shall be limited to its ownership interest in the Building or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Landlord. Landlord (as defined in Section 28.1) shall not be personally liable for any deficiency beyond its interest in the Building.

        28.2    Landlord's Liability.    Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. Landlord, its property manager and Landlord's lender shall not be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building, the Parking Garage, the Common Areas or the Complex, or by construction of any private, public or quasi-public work.

        28.3    Landlord's Failure to Perform.    Landlord will be in default under this Lease if Landlord fails to perform or observe any material obligation under this Lease within thirty (30) days after receipt of written notice from Tenant to Landlord of which Tenant has been given notice setting forth with specificity the nature and extent of the failure referencing pertinent Lease provisions; provided, however, that if more than thirty (30) days is required to cure the failure, then Landlord shall not be in default if Landlord begins curing such failure within the thirty (30) day period and thereafter prosecutes the cure to completion.

ARTICLE 29
ATTORNEYS' FEES

        29.1    Attorneys' Fees.    In the event of any litigation or arbitration (if each party in its sole and absolute discretion elects to use arbitration) proceeding between the parties with respect to this Lease, then all reasonable costs and expenses, including, without limitation, all reasonable professional fees such as appraisers', accountants' and attorneys' fees, incurred by the prevailing party therein shall be paid or reimbursed by the other party. The "prevailing party" means the party determined by the court or arbitrator (if the parties elected to use arbitration) to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered. Further, in the event of any default by a party under this Agreement after notice and the expiration of the applicable cure period, such defaulting party shall pay all the expenses and attorneys' fees incurred by the other party in connection with such default, whether or not any litigation is commenced. Should Landlord be named as a defendant or requested or required to appear as a witness or produce any documents in any suit brought by Tenant against any other party or against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including, without limitation, all reasonable professional fees such as appraisers', accountants' and attorneys' fees. The provisions of this Section shall survive the expiration or termination of this Lease.

ARTICLE 30
NOTICES

        30.1    Writing.    All notices, demands and requests required or permitted to be given or made under any provision of this Lease shall be in writing and shall be given or made by personal service or by mailing same by registered or certified mail, return receipt requested, postage prepaid, or overnight by Fed Ex or reputable courier which provides written evidence of delivery or other means of confirmation of delivery (such as computer confirmation by Fed Ex), or by facsimile with facsimile confirmation that the notice was sent, addressed to the respective party at the address set forth in Section 1.2 of this Lease or at such other address as the party may from time to time designate, by a written notice sent to the other in the manner aforesaid.

        30.2    Effective Date.    Any such notice, demand or request ("notice") shall be deemed given or made on the third day after the date so mailed. Notwithstanding the foregoing, notice given by personal delivery or by fax to the party at its address or fax number as aforesaid shall be deemed given on the day on which delivery is made or the fax is sent, respectively. Notice given overnight by a reputable courier service which provides written evidence of delivery shall be deemed given on the business day immediately following deposit with the courier service.

        30.3    Authorization to Receive.    Each person and/or entity whose signature is affixed to this Lease as Tenant or as guarantor of Tenant's obligations ("obligor") designates such other obligor its agent for the purpose of receiving any notice pertaining to this Lease or service of process in the event of any litigation or dispute arising from any obligation imposed by this Lease.

ARTICLE 31
SUBORDINATION AND FINANCING PROVISIONS

        31.1    Priority of Encumbrances.    This Lease is subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Landlord shall use commercially reasonable efforts to provide Tenant with a subordination, non-disturbance and attornment agreement in favor of Tenant in a form reasonably acceptable to Tenant providing for the recognition of Tenant's interests under this Lease in the event of a foreclosure of such mortgagee's security interest.

        31.2    Execution of Documents.    Tenant agrees to execute any documents required to further effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, if requested by Landlord or any lender provided that Tenant's rights hereunder are not materially adversely impacted. It is understood by all parties that Tenant's failure to execute the subordination documents referred to above may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

        31.3    Attornment.    If the holder of any ground lease, mortgage, deed of trust or security described above (or its successor-in-interest), enforces its remedies provided by law or under the pertinent mortgage, deed of trust or security instrument and succeeds to Landlord's interest in the Premises, Tenant shall, upon request of any person succeeding to the interest of such lender as result of such enforcement, automatically become the Tenant of said successor-in-interest without change in the terms or other provisions of this Lease; provided, however, that said successor-in-interest shall not be (i) bound by any payment of rent for more than thirty (30) days in advance, except prepayment in the nature of security for the performance by Tenant of its obligations under this Lease or except to the extent such prepayment is required by the terms of the Lease, (ii) liable for any act or omission of any previous landlord (including Landlord) except that any successor landlord shall be liable for the cure of any continuing Landlord default that relates to the physical condition of the Premises or Building, (iii) subject to any offset, defense, recoupment or counterclaim that Tenant may have given to any previous landlord (including Landlord) other than rental abatement for loss or condemnation, or (iv) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) that has not, as such, been transferred to said successor-in-interest. Within ten (10) Business Days after receipt of request by said successor-ininterest, Tenant shall execute and deliver an instrument or instruments confirming such attornment, including a non-disturbance, attornment and subordination agreement in a form required by any such successor-in-interest.

        31.4    Notice and Right to Cure Default.    Tenant agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

        31.5    Reasonable Accommodations.    In connection with any financing of the Building, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not increase the Rent, unreasonably increase the obligations, or unreasonably and adversely affect the rights, of Tenant under this Lease.

ARTICLE 32
ESTOPPEL CERTIFICATES

        32.1    Execution by Tenant and Landlord.    Within ten (10) Business Days after receipt of written request by the other party, Landlord or Tenant shall execute and deliver to the other party an estoppel certificate acknowledging such facts regarding this Lease as such party may reasonably require, including, without limitation, that to the extent of such party's knowledge (i) this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification documents); (ii) no default exists on the part of Landlord or Tenant under this Lease (or if so, specify); (iii) there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease (or if so, specify); (iv) no rent in excess of one month's rent has been paid in advance (or if so, specify); (v) such party has not received any written notice of any other sale, assignment, transfer, mortgage or pledge of this Lease or the rent due hereunder (or if so, specify); and (vi) such party has no defense, setoff, recoupment or counterclaim against the other party (or if so, specify). Any such estoppel certificate may be relied upon by such parties as are reasonably requested by the other, including any lender and any prospective purchaser of the Building or the Complex or any interest therein. Failure to comply with this Article shall be a material breach of this Lease by such party.

        32.2    Financing.    If Landlord desires to finance or refinance the Premises, or any part thereof, or the Building, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord and such lender in confidence and shall be used only for the purposes herein set forth.

ARTICLE 33
RENEWAL OPTION

        33.1    Grant of Option; Conditions.    Tenant shall have the right to extend the Term (the "Renewal Option"), for one (1) additional period of three (3) years (the "Renewal Term"), commencing on the day following the Termination Date of the Initial Term and ending on the third (3rd) anniversary of the Termination Date. Such Renewal Option shall be personal to Tenant and to any Affiliated Transferee and shall be exercisable if:

          (a)   Landlord receives notice of exercise ("Initial Renewal Notice") not less than six (6) full calendar months prior to the Termination Date and not more than twelve (12) full calendar months prior to the Termination Date; and

          (b)   Tenant is not in Default under this Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

          (c)   The original Tenant named under this Lease or an Affiliated Transferee ("Original Tenant") is occupying at least 13,000 rentable square feet of the Premises at the time that Tenant delivers its Initial Renewal Notice and at the time Tenant delivers its Binding Notice.

        33.2    Terms Applicable to Premises During Renewal Term.

          (a)   The initial Minimum Monthly Rent rate per rentable square foot for the Premises during the Renewal Term shall be equal to the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises, with the Prevailing Market rate being subject to adjustment during the Renewal Term, in accordance with the determination of the Prevailing Market rate described in Section 33.3 below; provided, however, that in no event shall the Minimum Monthly Rent during the Renewal Term be less than the Minimum Monthly Rent payable immediately prior to the Termination Date. Minimum Monthly Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Minimum Monthly Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Article 5 of this Lease.

          (b)   Tenant shall pay Additional Rent for the Premises during the Renewal Term in accordance with Article 6 of this Lease, and the manner and method in which Tenant reimburses Landlord for Tenant's share of Operating Costs, Taxes and Insurance, shall be some of the factors considered in determining the Prevailing Market rate for the Renewal Term.

        33.3    Procedure for Determining Prevailing Market.    Within thirty (30) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Minimum Monthly Rent rate for the Leased Premises for the Renewal Term. Tenant, within thirty (30) days after the date on which Landlord advises Tenant of the applicable Minimum Monthly Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such thirty (30) day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Leased Premises during the Renewal Term. When Landlord and Tenant have agreed upon the Prevailing Market rate for the Leased Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise, and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. If the parties have not reached agreement on the Prevailing Market rate by the date that is sixty (60) days after Tenant's delivery of the Rejection Notice (the "Initial Rent Determination Period") to Landlord, then within ten (10) days following the expiration of the Initial Rent Determination Period, Tenant may elect, by giving written notice to Landlord, to either (i) submit to binding arbitration for a determination of the Prevailing Market rate as set forth herein, or (ii) extend the Term of this Lease for a period of six (6) to twelve (12) months, as specified by Tenant in its written notice of election (which notice and election shall be irrevocable), at a Minimum Monthly Rent equal to one hundred ten percent (110%) of the then-current Minimum Monthly Rent plus payment of all additional rent. If Tenant elects alternative (ii) and extends the Term of this Lease for a period of six (6) to twelve (12) months, such extension shall be upon and subject to all of the terms and provisions of this Lease, and this Lease shall automatically terminate at the end of the applicable period so specified by Tenant; provided that Tenant shall have no further option to extend or renew this Lease. The failure of Tenant to make an election of either alternative (i) or (ii) above within the aforesaid ten (10) day period shall be conclusively and irrevocably deemed to be an election by Tenant to elect alternative (i). If Tenant elects, or is deemed to have elected, to submit to binding arbitration, then each party shall appoint an appraiser and shall give to the other party the identity of the appraiser no later than the date that is twenty (20) days after the expiration of the Initial Rent Determination Period. If either party fails to appoint an appraiser by such date, the sole appraiser appointed, if any, shall determine the Prevailing Market rate. If either party fails to appoint an appraiser as set forth herein, then Landlord's determination of the Prevailing Market rate shall be final and binding upon the parties. If two appraisers are appointed, they shall immediately meet and attempt to agree upon such Prevailing Market rate. If the appraisers cannot reach agreement on the Prevailing Market rate by the date that is fifteen (15) days after appointment of the appraisers by the parties hereto, each appraiser shall submit a determination of the Prevailing Market rate to Landlord and Tenant not later than twenty (20) days after such appointment. If only one (1) appraiser submits its determination of the Prevailing Market rate within such twenty (20) day period, then the Prevailing Market rate shall be deemed to equal such appraiser's determination. If neither appraiser timely submits its determination of the Prevailing Market rate, then Landlord's determination of the Prevailing Market rate shall be final and binding upon the parties. If the determinations of the Prevailing Market rate made by these two appraisers differ by five percent (5%) or less of the higher of the two determinations, the Prevailing Market rate shall be the average of the two determinations. If the determinations vary by more than five percent (5%) of the higher of the two determinations, the two appraisers shall within ten (10) days after submission of their determinations, appoint a third appraiser. If the two appraisers shall be unable to agree on the selection of a third appraiser within the ten (10) day period, then either Tenant or Landlord may request such appointment by petitioning the presiding judge of the Superior Court in and for the County of Santa Clara. Such third appraiser shall, within thirty (30) days after appointment, make a determination of the Prevailing Market rate and submit such determination to Landlord and Tenant. The Prevailing Market rate shall be the determination of the Prevailing Market rate submitted by the original two appraisers that is closer to the Prevailing Market rate determination of the third appraiser. If the third appraiser's determination is exactly equal to the arithmetic mean of the Prevailing Market rate determinations of the original two appraisers, then the Prevailing Market rate shall be the average of the original two determinations. For purposes of this Section, "appraiser" shall mean an MAI designated appraiser with not less than five (5) years of full-time commercial appraisal experience in the County of Santa Clara. Each party shall bear the fees and costs incurred by each party's appraiser in connection with the determination of the Prevailing Market rate and all fees and costs incurred by the third appraiser, if any, in connection with the determination of the Prevailing Market rate shall be shared equally by Landlord and Tenant. If the determination of the Prevailing Market rate has not been made by the Applicable Expiration Date, then Tenant shall (i) continue to pay monthly Minimum Monthly Rent at the rate of one hundred ten percent (110%) of the monthly Minimum Monthly Rent for the last month of the Term (the "Arbitration Period Minimum Monthly Rent"), as well as any Additional Rent due under this Lease and (ii) pay to Landlord, or receive as a refund from Landlord, as applicable, on the first day of the month after the determination of the Prevailing Market rate is made, an amount, if any, equal to the difference between the Arbitration Period Minimum Monthly Rent that was paid to Landlord and the Minimum Monthly Rent for the Renewal Term that should have been paid to Landlord as the monthly Minimum Monthly Rent for the Renewal Term as determined hereunder.

        33.4    Renewal Amendment.    If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Minimum Monthly Rent, Term, Termination Date and other appropriate terms related to the renewal. The Renewal Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the Binding Notice or other written agreement by Landlord and Tenant regarding the Prevailing Market rate, and Tenant shall execute and return the Renewal Amendment to Landlord within fifteen (15) days after Tenant's receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

        33.5    Definition of Prevailing Market.    As used herein, "Prevailing Market" shall mean the arm's length fair market annual rental rate per rentable square foot under leases entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building or Comparable Buildings (as defined below) for a comparable term. The determination of Prevailing Market shall take into account the existence and quality of improvements within the space and any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined to the time such Prevailing Market rate will become effective under this Lease. As used herein, "Comparable Buildings" shall mean class "A" office buildings, other than the Building, that are of comparable size and quality as the Building and are located in the Silicon Valley in California, encompassing Redwood Shores, Palo Alto through Santa Clara.

ARTICLE 34
MISCELLANEOUS PROVISIONS

        34.1    Effect of Waiver.    The waiver by Landlord or Tenant of any breach of any Lease provision by the other party shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent, except as otherwise expressly provided by Landlord. Any failure by Landlord or Tenant to insist upon strict performance by the other of this Lease of any of the terms and provisions of the Lease or any guaranty of this Lease shall not be deemed to be a waiver of any of the terms or provisions of the Lease or such guaranty, and Landlord or Tenant, as the case may be, shall have the right thereafter to insist upon strict performance by the other of any and all of them.

        34.2    Month-to-Month Tenancy on Acceptance.    If Tenant should remain in possession of the Premises after the expiration of the Lease Term and without executing a new Lease, then, upon acceptance of rent by Landlord, such holding over shall be construed as a tenancy from month-to-month, subject to all the conditions, provisions and obligations of this Lease as existed during the last month of the term hereof, so far as applicable to a month to month tenancy, except that the Minimum Monthly Rent shall be equal two hundred percent (200%) of the greater of (a) the Minimum Monthly Rent payable immediately prior to the expiration or sooner termination of the Lease, or (b) the then fair market rent; provided, however, that Tenant shall also be liable for any and all damages suffered or sustained by Landlord as a result of such holdover, including, without limitation, any loss of rental income from any other tenant that was interested in leasing all or any portion of the Premises, brokerage commissions, design fees and any other damages as a result.

        34.3    Binding Effect.    The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

        34.4    Time of the Essence.    Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.

        34.5    Release of Landlord.    If, during the term of this Lease, Landlord shall sell its interest in the Building or the Complex of which the Premises form a part, or the Premises, then from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued provided that any successor shall have expressly assumed Landlord's obligations under this Lease either by contractual obligation, assumption agreement or by operation of law.

        34.6    Rules and Regulations.    Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and the Building and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants of the Building or the Complex.

        34.7    Transfer to Purchaser.    If any security be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Landlord may transfer (along with its interest in this Lease) and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Landlord shall be discharged from any further liability in reference thereto.

        34.8    Late Charges.    Tenant acknowledges that late payment by Tenant to Landlord of rent or any other payment due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent, or any other payment due hereunder from Tenant is not received by Landlord within five (5) days following the date due, Tenant shall pay to Landlord an additional sum of ten percent (10%) of such rent or other charge as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies available to Landlord

        34.9    Interest.    Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate of interest permitted to be contracted for by law. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.

        34.10    Authorization to Execute.    If Tenant is a corporation, limited liability company, partnership or other entity, each individual executing this Lease on behalf of said organization represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said rganization in accordance with a duly adopted resolution or other applicable authorization of said organization, and that this Lease is binding upon said organization in accordance with its terms. Further, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution or other applicable authorization of said organization authorizing or ratifying the execution of this Lease.

        34.11    Captions.    The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

        34.12    Number and Gender.    Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm or association. If there be more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

        34.13    Modifications.    This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

        34.14    Payments.    Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

        34.15    Severability.    The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

        34.16    No Offer.    The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

        34.17    Light, Air and View.    If at any time any windows of the Premises are temporarily darkened or covered over by reason of any repair, maintenance or restoration work, or any of such windows are permanently darkened or covered over due to any applicable governmental law or requirement or there is otherwise a diminution of light, air or view by another structure which may hereinafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

        34.18    Public Transportation Information.    Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Premises, including, without limitation, the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Complex, staggering working hours of employees, and encouraging use of such facilities, all at Tenant's sole reasonable cost and expense. Tenant shall comply with all requirements of any local transportation management ordinance.

        34.19    Joint and Several Liability.    Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

        34.20    Survival of Obligations.    All obligations of Tenant which may accrue or arise during the Term of this Lease or as a result of any act or omission of Tenant during said term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

        34.21    Real Estate Brokers.    Landlord agrees to pay a brokerage commission to Tenant's Broker pursuant to a separate written commission agreement. Landlord and Tenant each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Lease, except for the Broker identified in Article 1. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Lease.

        34.22    Waiver of California Code Sections.    In this Lease, numerous provisions have been negotiated by the parties, some of which provisions are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Tenant waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Premises; Civil Code Sections 1941 and 1942 with respect to Landlord's repair duties and Tenant's right to repair; Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises by condemnation as herein defined; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the Premises for any reason. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein.

        34.23    Quiet Enjoyment.    So long as Tenant pays all of the Minimum Monthly Rent, all additional rent and other sums and charges under the Lease and otherwise performs all of its obligations in the Lease, Tenant shall have the right to possession and quiet enjoyment of the Premises free from any unreasonable disturbance or interference, subject to the terms and provisions of the Lease. Landlord represents and warrants that it has the full right and power to execute and perform this Lease and to grant the estate demised herein.

        34.24    Business Days.    As used herein, "Business Day" means Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

        34.25    Counterparts.    This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

LANDLORD:		TENANT:
MISSION TOWERS, LLC, a Delaware limited liability company		WITNESS SYSTEMS, INC., a Delaware corporation
By:	Divco West Property Services, LLC, a Delaware limited liability company, its Agent	By: Name: Its:
By:
Name:
Its:

EXHIBIT A

PLAN OF THE COMPLEX

A-1

EXHIBIT B

FLOOR PLAN OF THE PREMISES

B-1

EXHIBIT C

WORK LETTER

        This Exhibit C forms a part of that certain Office Lease (the "Lease") by and between Mission Towers, LLC, a Delaware limited liability company, as Landlord, and WITNESS SYSTEMS, INC., a Delaware corporation, as Tenant, to which this Exhibit is attached. If there is any conflict etween this Exhibit and the Lease, this Exhibit shall govern.

        1.    Defined Terms.    All defined terms referred to in this Exhibit shall have the same meaning as defined in the Lease to which this Exhibit is a part, except where expressly defined to the contrary.

        2.    Additional Definitions.    Each of the following terms shall have the following meaning:

          "Construction Plans"—The complete plans and specifications for the construction of the Tenant Improvements consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements. The Construction Plans shall be prepared by duly licensed and/or registered architectural and/or engineering professionals approved by Landlord in its sole and absolute discretion, and in all respects shall be in substantial compliance with all applicable laws, rules, regulations, building codes for the city and county where the Building is located. Landlord hereby approves of the Tenant's Architect and Tenant's Contractor identified below.

          "Force Majeure Delays"—Any delay, other than a Tenant Delay, by Landlord in completing the Landlord Work (as defined below) by the Commencement Date set forth in the Lease by reason of (i) any strike, lockout or other labor trouble or industrial disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, or (iii) shortages of fuel, materials, supplies or labor, (iv) lightning, earthquake, fire, storm, tornado, flood, washout explosion, inclement weather or any other similar industry-wide or Building-wide cause beyond the reasonable control of Landlord, or (v) any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control. The time for performance of any obligation of Landlord to construct the Landlord Work under this Exhibit or the Lease shall be extended at Landlord's election by the period of any delay caused by any of the foregoing events.

          "Landlord Work"—the following work: shampoo and professionally clean carpet so that it is free of noticeable stains, touch up wall paint as needed so that the walls are free of holes, nicks, and blemishes, which shall be completed by Landlord before the Commencement Date, which date shall be extended by one day for each day of Force Majeure Delay and/or Tenant Delay.

          "Space Plan"—That certain Space Plan attached hereto as Exhibit C-1, which reflect the Tenant Improvements to be constructed by Tenant. Landlord and Tenant hereby approve of the Space Plan.

          "Substantial Completion," "Substantially Complete," "Substantially Completed"—The terms Substantial Completion, Substantially Completed and Substantially Complete shall mean when the following have occurred:

          Tenant has delivered to Landlord a certificate signed by Tenant and Tenant's Architect certifying that the Work has been Substantially Completed in accordance with the Final Plans and any Change Orders;

          Tenant has obtained from the appropriate governmental authority a temporary, conditional or final certificate of occupancy or signed building permit (or equivalent), if one is required, for the Tenant Improvements permitting occupancy of the Premises by Tenant; and Tenant has submitted its final Disbursement Request.

          "Tenant Delay"—Any delay incurred by Landlord in completing the Landlord Work due to (i) a delay by Tenant, or by any person employed or engaged by Tenant, in approving or delivering to Landlord any plans, schedules or information, including, without limitation, the Construction Plans beyond the applicable time period set forth in this Exhibit, if any; (ii) a delay in the performance of work in the Premises by Tenant or any person employed by Tenant; (iii) any changes requested by Tenant in or to previously approved work or in the Space Plan or Construction Plans; (iv) requests for materials and finishes which are not readily available, and/or delays in delivery of any materials specified by Tenant through change orders; or (v) interference with the completion of the Landlord Work.

          "Tenant Improvements"—The improvements to be installed by Tenant in the of the Premises substantially in accordance with the Construction Plans and as described in this Exhibit.

          "Tenant's Architect"—Devcon Constrution.

          "Tenant's Contractor"—Devcon Constrution.

        3.    Construction of the Tenant Improvements.

          3.1    Construction Plans.    Tenant shall cause to be prepared the Construction Plans for the Tenant Improvements that are consistent with and are logical evolutions of the Space Plan and the building standards. The Construction Plans shall be delivered to Landlord for approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall respond to the Construction Plans within ten (10) business days of its receipt thereof. Within a reasonable period of time after receipt of Landlord's response (not to exceed thirty (30) days), Tenant shall respond to any objections of Landlord to the Construction Plans and shall resubmit appropriately revised Construction Plans prepared by Tenant's Architect, and such resubmitted Construction Plans shall clearly indicate which portions of the Construction Plans are revised and which portions of the Construction Plans remain unchanged from the previously submitted Construction Plans. This process shall be repeated until the Construction Plans have been completed by Tenant and approved in writing by Landlord. (The Construction Plans for all of the improvements to be constructed in the Premises, as approved in writing by Landlord, as revised by Tenant from time to time with Landlord's written approval in accordance with the following provisions of this Section 3.1, are hereinafter called the "Final Plans").

          Tenant shall cause Tenant's Contractor to (A) obtain Landlord's prior written approval (which Landlord shall not unreasonably withhold or delay) of all subcontractors to be utilized in the performance of any construction work affecting the Building's life safety, mechanical or electrical systems, (B) obtain all necessary governmental permits and approvals in connection with the Tenant Improvements (including demolition, if applicable) shown on the Final Plans (and Landlord shall have no responsibility whatsoever in connection with obtaining the same), (C) furnish to Landlord, prior to the commencement of any construction in the Premises, certificates evidencing comprehensive public liability insurance with limits per occurrence of not less than Two Million Dollars ($2,000,000.00) and property damage insurance with limits per occurrence of not less than One Million Dollars ($1,000,000.00), covering Tenant's Contractor's and subcontractors' operations in the Premises and the Building (including any liability arising out of work involving Hazardous Materials) and builders' risk insurance providing coverage in an amount equal to the full value of the Tenant Improvements upon completion thereof, and with respect to all such insurance naming Landlord as an additional insured, and upon Landlord's request also naming any or all of the mortgagees as additional insureds, (D) perform the construction work in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building, and (E) perform the construction work in accordance with applicable Laws and in such manner as to minimize disturbance of other tenants and occupants of the Building and, with respect to any work the sound levels or other effects of which would unreasonably disturb other tenants or occupants of the Building, perform such work during other than normal business hours. Landlord shall have no responsibility for furnishing any security services in or about the Building or the Premises to safeguard Tenant's construction of the Tenant Improvements or materials in connection therewith, and Tenant shall have full responsibility for any loss or damage thereof; provided that any security actions taken by Tenant, its agents or contractors, with respect to such Tenant Improvements or materials shall be consistent with and shall not interfere in any respect with any reasonable security requirements established by Landlord for the Building.

          3.2    Construction.    Tenant shall construct the Tenant Improvements substantially in accordance with the Final Plans. Tenant's Contractor shall comply with applicable Laws regarding the performance of the work. Before commencing business operations in the Premises, Tenant shall, at Tenant's sole cost and expense, obtain and provide Landlord with a copy of all occupancy permits or certificates required for Tenant's lawful occupancy of the Premises for the conduct of business therein.

          3.3    Tenant's Responsibility.    Tenant shall be solely responsible for the suitability for the Tenant's needs and business of the design and function of the Tenant Improvements. Tenant shall also be responsible for procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property ("Personal Property") to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant. Tenant shall conform to the Building's wiring standards in installing any telephone equipment and shall be subject to any and all rules of the site during construction. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Landlord Work and any increase in the cost of the Landlord Work caused by any Tenant Delay.

        4.    Payment of Construction Costs.

          4.1    Cost of Improvements.    Landlord shall contribute up to Two Hundred Thousand Dollars ($200,000.00) (the "Tenant Allowance") toward the cost of (a) the design (including preparation of space plans and Construction Plans), construction and installation of the Tenant Improvements (the "Total Construction Cost"); (b) completion of the Telecommunications Work (as hereinafter defined); and (c) completion of the Security Work (as hereinafter defined). The balance, if any, of the cost of the Tenant Improvements ("Additional Cost") shall be paid by Tenant. For the purposes of this Work Letter, the term "Telecommunications Work" shall mean troubleshooting, repairing, expanding, replacing, or adding to the existing telecommunications infrastructure (including wiring costs). For the purposes of this Work Letter, the term "Security Work" shall mean the installation of security and/or Premises access equipment and software.

          4.2    Payment of Tenant Allowance.    Disbursements of the Tenant Allowance shall be made in accordance with the procedures described in this Section 4.2 and applied toward the cost of the Tenant Improvements, the Telecommunications Work, and the Security Work (collectively, the "Work"). If the cost of the Work exceeds the amount of the Tenant Allowance, Tenant shall pay all such Additional Cost. Landlord shall disburse the Tenant Allowance to Tenant, within ten (10) business days following receipt by Landlord of a disbursement request (a "Disbursement Request") which shall include the following: (i) invoices reasonably satisfactory to Landlord demonstrating the cost incurred by Tenant in connection with the portion of the Work for which reimbursement is being sought, (ii) a certificate signed by Tenant and Tenant's Architect certifying that such portion of the Work has been substantially completed in accordance with the Final Plans, (iii) conditional lien waivers (complying with applicable California Civil Code requirements) by Tenant's Contractor and subcontractors and materialmen for such portion of the Work, and (iv) upon substantial completion of all of the Work, an unconditional release from Tenant's Contractor and subcontractors (who have provided preliminary notices) and materialmen (who have provided preliminary notices) certifying receipt of full and final payment for their work at the Building. Landlord shall have the right to inspect the Premises to confirm the completion of the Work covered by such invoices. Notwithstanding the foregoing, Landlord shall have no obligation to disburse any portion of the Tenant Allowance to Tenant before Landlord's receipt of the Security Deposit.

        5.    Changes in Work.    In the event that Tenant shall desire any change in or to the Final Plans (a "Change"), Tenant shall request Tenant's Architect to prepare a change order (a "Change Order"), together with revised Final Plans incorporating the Change requested by Tenant and clearly identifying the same as such on the revised Final Plans, and shall request Tenant's Architect to submit the same to Landlord for Landlord's review and written approval. Landlord shall not unreasonably withhold or delay its approval of the Change Order or revised Final Plans. Landlord agrees to approve or disapprove (with stated reasons) in writing any Change Order within five (5) business days after receipt of the Change Order and the revised Final Plans thereof, unless such Change Order is a Major Change Order (as defined below). With respect to any Major Change Order, Landlord agrees to approve or disapprove (with stated reasons) in writing such Change Order within ten (10) business days after receipt of the Major Change Order and the revised Final Plans thereof. If Landlord fails to approve or disapprove (with stated reasons) in writing the Change Order or Major Change Order within the period specified above, such Change Order shall be deemed approved by Landlord. Upon the approval or deemed approval of any Change Order, Tenant and Landlord shall execute such Change Order and the term "Final Plans" shall thereafter be deemed to refer to the Final Plans as so revised and approved. As used herein, the term "Major Change Order" shall mean a Change Order for a Change that (a) would affect Building systems or the structure of the Building, (b) would affect the exterior appearance of the Building, or (c) would cost in excess of Ten Thousand Dollars ($10,000.00).

        6.    Tenant's Lease Default.    Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant under the Lease, or a default by Tenant under this Exhibit, has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause the construction of the Tenant Improvements to cease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Exhibit shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

EXHIBIT C-1

SPACE PLAN

C-1-1

EXHIBIT D

ACKNOWLEDGMENT OF COMMENCEMENT DATE AND MINIMUM MONTHLY RENT SCHEDULE

        This Acknowledgement of Commencement Date is dated as of                        ,        , between MISSION TOWERS, LLC, a Delaware limited liability company ("Landlord"), and WITNESS SYSTEMS, INC., a Delaware corporation ("Tenant"), with respect to that certain Office Lease dated as of February     , 2005 for the lease by Tenant of certain premises located in Suite 500 of the building at 3979 Freedom Circle Drive, Santa Clara, California. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease, except where expressly provided to the contrary in this document.

        1.     The parties to this document hereby agree that the date of                        ,        is the "Commencement Date" of the Term. The initial Term of the Lease expires                        ,        .

        2.     Tenant hereby confirms the following:

          (a)   That it has accepted possession of Premises pursuant to the terms of the Lease;

          (b)   That all work required to be furnished according to the Lease by Landlord in the Premises have been completed; and

          (c)   That the Minimum Monthly Rent shall be payable in accordance with the following schedule:

Period	Minimum Monthly Rent
, 20 through , 20	$0.00
, 20 through , 20	$33,624.45
, 20 through , 20	$33,624.45
, 20 through , 20	$36,115.15
, 20 through , 20	$38,605.85
, 20 through , 20	$41,096.55

        3.     This agreement, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.

        4.     Each party represents and warrants to the other that it is duly authorized to enter into this document without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.

LANDLORD:		TENANT:
MISSION TOWERS, LLC, a Delaware limited liability company		WITNESS SYSTEMS, INC., a Delaware corporation
By:	Divco West Property Services, LLC, a Delaware limited liability company, its Agent	By: Name: Its:
By:
Name:
Its:

D-1

EXHIBIT E

RULES & REGULATIONS

        All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Office Lease to which this Exhibit is attached, except where expressly provided to the contrary in this Exhibit E.

        1.     No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

        2.     No awning or other projection shall be attached to the outside walls or windows of the Building or Complex without the prior written consent of Landlord in its sole and absolute discretion. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord in not to be unreasonably withheld. Such awnings, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord in its sole and absolute discretion. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

        3.     No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or of the Building, without the prior written consent of Landlord in its sole and absolute discretion. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

        4.     The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building or Complex shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Building or Complex.

        5.     No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or Complex, nor placed in public portions thereof without the prior written consent of Landlord.

        6.     The restrooms, toilets, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no sweepings, rubbish, rags or other foreign substance of any kind shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who caused, or whose agents, servants, employees, contractors, visitors or licensees caused, the breakage, stoppage, or damage.

        7.     Except to the extent permitted in Article 12 of the Lease, Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Building or Complex. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct, in its sole and absolute discretion.

        8.     No animal or bird or bicycle or vehicle of any kind shall be brought into or kept in or about the Premises, Building or Complex, except seeing-eye dogs or other seeing-eye animals or other animals or equipment required by any disabled employee or invitee of Tenant.

        9.     Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall assume all responsibility, including keeping doors locked and other means of entry to the Premises closed, for protecting the Premises from theft, robbery, and pilferage.

        10.   Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with any occupant of the Building or Complex, or neighboring buildings or premises, or those having business with them. Tenant shall not harass or annoy any occupant of the Building or Complex, including, without limitation, any act or conduct that may violate, breach or infringe upon any federal, state or local laws or civil rights, including those pertaining to the protection of the civil rights of any person based on sex, race, religion, sexual preference, age or other consideration. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

        11.   Except to the extent permitted by the Lease, neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises, Building or Complex any flammable, combustible or explosive fluid, chemical or substance.

        12.   No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

        13.   No furniture, freight, or equipment of any kind may be brought into or out of the Building without prior notice to Landlord. All moving activity into or out of the Building must be scheduled with Landlord and done only at the time and in the manner designated by Landlord. No service deliveries (other than messenger services) shall be allowed between the hours of 7:00 a.m. and 9:00 a.m., 12:00 p.m. and 1:00 p.m., and 4:00 p.m. and 6:00 p.m., Monday through Friday. Landlord may at any time restrict the elevators and areas of the Building into which messengers may enter and may require that deliveries be left at the lobby security desk for pickup by Tenant. Landlord may prescribe the weight, size, and position of all safes and other heavy property brought into the Building and the times and manner of moving those items within and out of the Building. Tenant shall not overload the floor of the Premises. If considered necessary by Landlord, safes and other heavy objects must stand on supports that are adequate to distribute the weight properly. Landlord shall not be responsible for loss of or damage to any safe or property. Any damage to any part of the Building or to its contents, occupants, or visitors caused by moving or maintaining any safe or other property referred to in this clause by Tenant shall be the sole responsibility and expense of Tenant, except to the extent caused by the gross negligence of willful misconduct of Landlord, Landlord's employees or agents. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. No packages, supplies, equipment, or merchandise (other than messenger services) may be received in the Building or carried up or down in the elevators, except between those hours and in that specific elevator that Landlord shall designate.

        14.   Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord's good faith opinion, tends to impair the reputation of the Building or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

        15.   Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, and at all hours on Saturdays, Sundays and legal holidays, all persons who do not present a pass to the Building issued by Landlord. Such hours are subject to change in Landlord's sole and absolute discretion upon written notice to Tenant from Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Building who possess a pass issued to Tenant. Landlord reserves the right to exclude or expel from the Building and

Complex any person who, in Landlord's judgment, is under the influence of alcohol or drugs or commits any act in violation of any of these Rules and Regulations.

        16.   When departing after the Building's normal business hours, Tenant and Tenant's employees and agents must be sure that the doors to the Building are securely closed and locked. Any person, including Tenant and Tenant's employees and agents, who enters or leaves the Building at any time when it is locked or at any time considered to be after the Building's normal business hours, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person. Landlord reserves the right, in the event of invasion, mob, riot, public excitement, or other commotion, to prevent access to the Building or Complex during the continuance of that event by any means it considers appropriate for the safety and protection of life and property.

        17.   Tenant's contractors shall, while in the Premises, Building or elsewhere in the Complex, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

        18.   If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

        19.   The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

        20.   Tenant and Tenant's employees, agents, contractors and invitees shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas for the purpose of smoking tobacco products or for any other purpose. Tenant and Tenant's employees and agents shall not obstruct those areas but use them only as a means of ingress to and egress from the Premises, Building or Complex. Canvassing, soliciting and peddling in the Building or Common Areas of the Complex are prohibited and Tenant shall cooperate to prevent the same.

        21.   No air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord in its sole and absolute discretion. Tenant shall not waste electricity, water, or air-conditioning and shall cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air-conditioning system.

        22.   There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Building or Complex, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

        23.   Tenant, Tenant's agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted "No Parking" and shall comply with any other reasonable parking restrictions imposed by Landlord from time to time.

        24.   Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises, Building or Complex.

        25.   Tenant shall use its best efforts to keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.

        26.   Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

        27.   Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant's employees using microwave ovens or coffee makers shall be permitted; provided, however, no popcorn may be cooked, heated or otherwise prepared in any microwave oven or any other equipment in the Premises and no odors of cooking or other processes may emanate from the Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

        28.   Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the Building in which the Premises are located without Landlord's prior written consent in its sole and absolute discretion. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

        29.   Smoking is prohibited in the Building, including, without limitation, the main lobby, all hallways, all elevators, all elevator lobbies and all restrooms.

        30.   Tenant shall store all trash and garbage within the interior of the Premises. Tenant shall not place or have placed in the trash boxes or receptacles any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building. In disposing of trash and garbage, Tenant shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for that purpose and shall be made only at times designated by Landlord.

        31.   Tenant shall comply with requests by Landlord that Tenant inform Tenant's employees of items of importance to Landlord.

        32.   Tenant may not introduce telephone, cable or other communication or telecommunication wires or other wires into the Premises without first obtaining Landlord's approval of the method and location of such introduction. No boring or cutting for telephone wires or other wires shall be allowed without Landlord's consent. The location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to Landlord's prior approval.

        33.   Provided that such changes do not conflict with the Lease terms and do not materially increase Tenant's obligations or materially decrease Tenant's rights, Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord's sole and absolute discretion, may be necessary for:

          (a)   The management, safety, care, and cleanliness of the Premises, Building or Complex;

          (b)   The preservation of good order; or

          (c)   The convenience of other occupants and tenants in the Building or Complex.

        Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules or Regulations against any other tenant of the Building or Complex.

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TABLE OF CONTENTS
OFFICE LEASE
ARTICLE 1 SALIENT LEASE TERMS
ARTICLE 2 ADDITIONAL DEFINITIONS
ARTICLE 3 PREMISES AND COMMON AREAS
ARTICLE 4 TERM AND POSSESSION
ARTICLE 5 MINIMUM MONTHLY RENT
ARTICLE 6 ADDITIONAL RENT
ARTICLE 7 ACCORD AND SATISFACTION
ARTICLE 8 SECURITY DEPOSIT
ARTICLE 9 USE
ARTICLE 10 COMPLIANCE WITH LAWS AND REGULATIONS
ARTICLE 11 SERVICE AND EQUIPMENT
ARTICLE 12 ALTERATIONS
ARTICLE 13 PROPERTY INSURANCE
ARTICLE 14 INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION
ARTICLE 15 LIABILITY INSURANCE
ARTICLE 16 INSURANCE POLICY REQUIREMENTS & INSURANCE DEFAULTS
ARTICLE 17 ABANDONMENT OF PROPERTY AND LANDLORD'S LIEN
ARTICLE 18 MAINTENANCE AND REPAIRS
ARTICLE 19 DESTRUCTION
ARTICLE 20 CONDEMNATION
ARTICLE 21 ASSIGNMENT AND SUBLETTING
ARTICLE 22 ENTRY BY LANDLORD
ARTICLE 23 SIGNS
ARTICLE 24 DEFAULT
ARTICLE 25 REMEDIES UPON DEFAULT
ARTICLE 26 BANKRUPTCY
ARTICLE 27 SURRENDER OF LEASE
ARTICLE 28 LANDLORD'S EXCULPATION
ARTICLE 29 ATTORNEYS' FEES
ARTICLE 30 NOTICES
ARTICLE 31 SUBORDINATION AND FINANCING PROVISIONS
ARTICLE 32 ESTOPPEL CERTIFICATES
ARTICLE 33 RENEWAL OPTION
ARTICLE 34 MISCELLANEOUS PROVISIONS
EXHIBIT E RULES & REGULATIONS